As filed with the Securities and Exchange Commission on July 25, 2003
                            An Exhibit List can be found on page II-3.
                                               Registration No. 333-105942


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                 Amendment No. 1
                                    FORM SB-2
                              REGISTATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                             TETON PETROLEUM COMPANY
                 (Name of small business issuer in its charter)
-------------------------------------------------------------------------------

       Delaware                    1381                   84-1482290
     (State or other           (Primary Standard         (I.R.S. Employer
     Jurisdiction of              Industrial            Identification No.)
     Incorporation or         Classification Code
      Organization) Number)
-------------------------------------------------------------------------------

                           1600 Broadway, Suite 2400
                           Denver, Colorado 80202-4921
                                Tel 303-542-1878
(Address and telephone number of principal executive offices and principal place of business)

                       Karl F. Arleth, CEO and President
                             TETON PETROLEUM COMPANY
                            1600 Broadway, Suite 2400

                           Denver, Colorado 80202-4921
                                Tel 303-542-1878
            (Name, address and telephone number of agent for service)


                                   Copies to:
                             Gregory Sichenzia, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ________

                         CALCULATION OF REGISTRATION FEE

                                                    Proposed      Proposed
                                                    Maximum        Maximum       Amount
                                       Amount to    Offering      Aggregate       of on
  Title of Each Class of Securities        be       Price Per     Offering     Registration
          to be Registered             Registered   Security(1)     Price         Fee
-------------------------------------- ----------- ------------- -------------- ----------
Shares of common stock, $.001 par      4,391,498      $4.60      $20,200,890.48     $1,858.48
 value Warrants                        4,507,479      $6.00      $27,044,874.00        (2)
Shares of common stock, $.001 par                                $20,734,403.40
 value(3)                              4,507,479      $4.60                         $1,907.57
Total                                                                               $3,766.05*

*Previously Paid

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on The American Stock Exchange on June 5, 2003.

(2)  No fee  pursuant  to Rule  457(g)  under the  Securities  Act of 1933.

(3) Represents shares issuable upon exercise of warrants by the selling stockholders.






The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

     This prospectus relates to the resale by the selling stockholder of 8,898,977 shares of our common stock and 4,507,479 warrants. The selling stockholder may sell these securities from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

     We will pay the expenses of registering these securities.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on The American Stock Exchange under the symbol "TPE." The last reported sales price per share of our common stock as reported by The American Stock Exchange on June 5, 2003, was $4.60. Our warrants do not trade on any public market.



            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page _.



     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is July __, 2003.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Teton Petroleum Company

     Teton Petroleum Company, through its consolidated subsidiaries, is engaged in oil and gas exploration, development, and production in Western Siberia, Russia.

     In 2001, four wells were drilled and completed on the license area. This brought the total number of producing wells on the license area to 7. At the end of 2001, the field was producing approximately 2,500 barrels of oil per day, 625 barrels of oil per day net to Teton. The construction of a 40-kilometer (25-mile) pipeline was also completed. The pipeline enables us to transport and produce oil on a year-round basis. In 2002, 6 additional wells were drilled and completed on the license area. This brought the total number of producing wells on the license area to 13. As of March 2003, the field was producing approximately 7,200 barrels of oil per day, 1,800 barrels per day net to Teton.

     Teton reorganized its structure in 2002. After MOT withdrew from Goltech Petroleum, LLC, Teton became the sole owner of Goltech. Goltech owns 35.295% of the shares of Goloil. Goloil holds the oil and gas license. In this report, "We" or "Teton" may include activities conducted by Teton, Goltech, and/or Goloil.

     In 2002, Teton raised net proceeds of $4,143,643 from the issuance of convertible debt, which was converted into common stock and warrants on September 1, 2002, and $3,333,460 from the sales of common stock under private placement offerings. Thus, at the end of 2002, Teton had no outstanding debt obligations, exclusive of our proportionate share of notes payable owed to affiliate.

                                  The Offering

Securities offered by the selling stockholders
      Common stock ................................     Up to 8,898,977 shares

      Warrants ....................................     Up to 4,507,479 warrants

Securities to be outstanding after the offering
      Common stock ................................     Up to 8,898,977 shares

      Warrants ....................................     Up to 4,507,479 warrants

Use of proceeds....................................     We  will   not   receive   any
                                                        proceeds  from the sale of the
                                                        common  stock.   However,   we
                                                        will  receive   proceeds  from
                                                        the  exercise of our  warrants
                                                        by the  selling  stockholders.
                                                        These  proceeds  will  be used
                                                        for general working capital.
The American Stock Exchange  ......................     TPE

The above information is based on 6,807,360 shares of common stock outstanding as of May 12, 2003.

RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Related To Our Business:

We have incurred significant losses. We expect future losses and we may never become profitable.

     We have incurred significant losses. Net loss for the years ended December 31, 2002 and 2001 were $10,973,923 and $1,657,608, respectively. In addition, we had an accumulated deficit of $22,022,734 at December 31, 2002. We expect to continue to incur net losses until sales generate sufficient revenues to fund our continuing operations. We may fail to achieve significant revenues from sales or achieve or sustain profitability. There can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

If we are unable to obtain additional funding our business operations will be harmed.

     We believe that our available short-term assets will be insufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2003. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain contracts for the provision of voice interface software.

     Our business depends on the level of activity in the oil industry, which is significantly affected by volatile oil prices.

     Our business depends on the level of activity in oil exploration, development and production in markets worldwide. Oil prices, market expectations of potential changes in these prices and a variety of political and economic factors significantly affect this level of activity. Oil prices are extremely volatile and are affected by numerous factors, including:

     o    worldwide demand for oil and gas;

     o the ability of the Organization of Petroleum Exporting Countries, commonly called "OPEC," to set and maintain production levels and pricing;

     o    the level of production in non-OPEC countries;

     o the policies of the various governments regarding exploration and development of their oil and gas reserves;

     o    advances in exploration and development technology; and

     o    the political environment of oil-producing regions.

Our business involves numerous operating hazards.

     Our operations are subject to the usual hazards inherent in drilling for oil, such as blowouts, reservoir damage, loss of production, loss of well control, punchthroughs, craterings or fires. The occurrence of these events could result in the suspension of drilling operations, damage to or destruction of the equipment involved and injury or death to rig personnel. Operations also may be suspended because of machinery breakdowns, abnormal drilling conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. Damage to the environment could also result from our operations, particularly through oil spillage or extensive uncontrolled fires. We may also be subject to damage claims by oil and gas companies.

     Although we maintain insurance in the areas in which we operate, pollution and environmental risks generally are not fully insurable. Our insurance policies and contractual rights to indemnity may not adequately cover our losses, and we do not have insurance coverage or rights to indemnity for all risks. If a significant accident or other event occurs and is not fully covered by insurance or contractual indemnity, it could adversely affect our financial position and results of operations.


Our international operations involve additional risks not associated with domestic operations.

     We operate in various regions throughout the world that may expose us to political and other uncertainties, including risks of:

     -    war and civil disturbances;

     -    expropriation of property or equipment;

     -    the inability to repatriate income or capital; and

     -    changing taxation policies.

     International contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:

     -    the equipping and operation of drilling units;

     -    currency conversions and repatriation;

     -    oil and gas exploration and development;

     -    taxation of offshore  earnings and earnings of  expatriate  personnel;
          and

     -    use of local employees and suppliers by foreign contractors.

     Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and gas and other aspects of the oil and gas industries in their countries. In addition, government action, including initiatives by OPEC, may continue to cause oil price volatility. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil companies and may continue to do so. In addition, some foreign governments favor or effectively require the awarding of drilling contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete.

Fluctuations in exchange rates could result in losses to us.

     Another risk inherent in our international operations is the possibility of currency exchange losses where revenues are received and expenses are paid in nonconvertible currencies. We may also incur losses as a result of an inability to collect revenues because of a shortage of convertible currency available to the country of operation.

Governmental laws and regulations may add to our costs or limit our drilling activity.

     Our operations are affected from time to time in varying degrees by governmental laws and regulations. The drilling industry is dependent on demand for services from the oil exploration industry and, accordingly, is affected by changing tax and other laws relating to the energy business generally. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or may significantly limit drilling activity.

There are risks associated with forward-looking statements made by us and actual results may differ.

     Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

     -    discuss our future expectations;
     - contain projections of our future results of operations or of our financial condition; and
     -    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. You should be aware that the occurrence of the events described in these risk factors could have an adverse effect on our business, results of operations and financial condition.

Risks Relating To Our Current Financing Agreement:

There are a large number of shares underlying ourwarrants that may be available for future sale and the sale of these shares may depress the market price of our common stock.

     As of May 12, 2003, we had 6,807,360 shares of common stock issued and outstanding and outstanding options and warrants to purchase 4,507,479 shares of common stock. This prospectus relates to the resale of 4,391,498 shares of common stock, 4,507,479 warrants, and 4,507,479 shares of common stock underlying our warrants. All of these shares will be freely traded upon the effective date of this prospectus and may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

Risks Relating To Our Common stock:

Our directors and executive officers beneficially own approximately 35.82% of our stock; their interests could conflict with yours; significant sales of stock held by them could have a negative effect on our stock price; stockholders may be unable to exercise control.

     As of May 12, 2003, our executive officers, directors and affiliated persons beneficially own approximately 35.82% of our common stock. As a result, our executive officers, directors and affiliated persons will have significant influence to:

     -    elect or defeat the election of our directors;
     -    amend or prevent amendment of our articles of incorporation or bylaws;
     - effect or prevent a merger, sale of assets or other corporate transaction; and
     - control the outcome of any other matter submitted to the stockholders for vote.

     As a result of their ownership and positions, our directors and executive officers collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our common stock is subject to "penny stock" rules.

     The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks




USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholder of our company. There will be no proceeds to our company from the sale of shares of common stock in this offering. We may realize up to $27,044,874 upon the exercise of warrants, which will be used for general corporate purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Teton's common stock listed on The American Stock Exchange, under the symbol "TPE," on May 6, 2003. Prior to listing on the AMEX, our common stock was quoted on the OTC Bulletin Board under the symbol "TTPT" from November 27, 2001 to April 25, 2003 and then under the symbol "TTPE" from April 28, 2003 to May 5, 2003 as a result of a 1 for 12 reverse stock split.

     Prior to that and until our voluntary delisting in January 2002, our common stock was also listed on the Canadian Venture Exchange under the symbol "YTY.U." Beginning November 30, 2001, our common stock is also listed for trading on the Frankfort Stock Exchange (Germany) under the symbol "TP9."

     The following table sets forth, on a per share basis, the range of high and low bid information for the common stock on the OTC Bulletin Board:

                               OTC BULLETIN BOARD
2001 Period                                        High           Low

Fourth quarter                                   $  .50          $ .17

2002 Period

First quarter                                    $  .67          $ .18
Second quarter                                   $  .65          $ .36
Third quarter                                    $  .60          $ .27
Fourth quarter                                   $  .42          $ .21

2003 Period

First quarter                                    $  .46          $ .28
Second quarter as of May 5, 2003                 $ 5.00*         $4.10*

The American Stock Exchange

Second quarter commencing May 6, 2003            $ 5.40          $4.10

--------------------------------------------------------------------------------
*     reflects a 12 for 1 reverse stock split effectuated on April 24, 2003.


The quotations reflect interdealer prices without retail markup, markdown, or a commission, and may not necessarily represent actual transactions.

Holders. As of May 12, 2003, there were approximately 247 holders of record of Teton's common stock.

Dividends. Teton has not paid any dividends on its common stock since inception. Teton does not anticipate declaration or payment of any dividends at any time in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of our plan of operation should be read in conjunction with the financial statements and the related notes. This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview

Critical Accounting Policies

     We have identified the policies below as critical to our business operations and the understanding of our results of operations. The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

     In the ordinary course of business, we have made a number of estimates and assumptions relating to the reporting of results of operations and financial condition in the preparation of our financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ significantly from those estimates under different assumptions and conditions. We believe that the following discussion addresses our most critical accounting policies, which are those that are most important to the portrayal of our financial condition and results of operations and require our most difficult, subjective, and complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

Pro-rata Consolidation.

     The financial statements as is customary in the oil and gas industry, reflect a pro-rata consolidation of the Company's interest in ZAO Goloil (a Russian Company) through its wholly owned subsidiary Goltech. Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in ZAO Goloil.

     Teton and MOT's agreement with Goloil is that they will receive all of their investment back plus interest from the profits of Goloil before the other shareholder, Invest Petrol, can receive any distributions. The Company is required to provide 50% of the capital expenditure requirements and is entitled to a 50% operating interest until repayment of its investment occurs. Under the pro-rata consolidation method the Company includes its pro-rata share of the assets (50%), liabilities (50%), revenues (50%) and expenses (50%) of the accounts of Goloil until repayment (payout) of our current and any future loans to Goloil occurs. Invest Petrol will have no interest in Goloil's losses or profits for the foreseeable future.

     Under the pro-rata consolidation method we include our share of the assets, liabilities, revenues and expenses of the consolidated accounts of Goltech. The intercompany balances of Goloil, Goltech and Teton do not fully eliminate under the pro-rata consolidation method, and the remaining receivable on Teton's accounts has been included as a component of oil and gas properties, as this balance will only be repaid through net cash flow generated from oil and gas properties.

Recoverability of Oil & Gas Properties.

     The recoverability of our investment in oil and gas properties is reviewed quarterly and based on the net discounted cash flows to be obtained from our share of the production of oil and gas by Goloil using assumptions similar to those in the reserve study prepared by an independent petroleum engineer. The reserve study is subject to inherent limitations and uncertainties and is prepared using economics for the Company's 100% interest in Goltech, LLC, which includes the Company's share of a 35.295% interest in Goloil. If the average cost of oil production sold, the costs to produce and transport the oil for sale or further development capital expenditures change adversely to the Company, such changes could cause a material write down of our investment in such properties or abandonment altogether of our continued efforts to develop and produce those oil and gas reserves. Management believes that the economic conditions will remain favorable to the Company for the oil and gas prices it receives from production and the costs we incur for producing, transporting and continued license development capital expenditures, and it will recover all such investments in its oil and gas properties.

Asset Retirement Obligations

     Effective January 1, 2003, the Company adopted the provisions of Financial Accounting Standard No. 143 (SFAS 143) "Accounting for Asset Retirement Obligations". SFAS 143 requires record the fair value of a liability for an asset retirement obligation to be recorded in the period in which it is incurred. Overtime this liability is accreted to its expected future value with accretion being recorded as a charge to operations. The majority of the Company's asset retirement obligations relate to the projected costs to plug and abandon oil and gas wells, and closure of access roads on the license area in Russia.

     The Company currently cannot make an assessment of the fair value for it's proportionate share of asset retirement obligations, and accordingly no liability for the fair value of these costs has been recorded in the accompanying financial statements. Currently the fair value of these costs is not able to be determined as a final plan of abandonment and closure for these future obligations has not been finalized with the applicable governmental bodies of the Russian government, and therefore the specific actions required to satisfy the obligations under the license are not known with a degree of certainty to enable reasonable estimation, although management believes that any ultimate liability to plug and abandon wells and close access roads will not be material to the financial condition or results of operations of the Company.

Oil and Gas Reserves and Supplemental Information.

     The information regarding the Company's share of oil and gas reserves, the changes thereto and the resulting net cash flows are all dependent upon assumptions used in preparing the Company's annual reserve study. A qualified independent petroleum engineer in accordance with standards of applicable regulatory agencies and the Securities and Exchange Commission definitions, prepares the Company's reserve study. That reserve study is prepared using economics for the Company's 100% interest in Goltech, LLC, which includes the Company's 35.295% interest in Goloil. Such reserves and resultant net cash flows are subject to the inherent limitations in those estimates that include the cost of oil and gas production, costs related to future capital expenditures, the price per barrel of oil sales, the Company's share of those reserves, the taxing structure of the Russian Federation and other factors. Changes in one or all of these items could cause a material change in the reserve estimates and the net cash flows from the sale of production generated from those reserves. Management believes that the current assumptions used in preparation of the reserve study are reasonable.

Results of Operations.

Three Months Ended March 31, 2003 compared to March 31, 2002

     The Company had revenues from oil and gas production of $3,408,718 for the three months ended March 31, 2003 as compared to $821,000 for the three months ended March 31, 2002. The change in sales is related to the increase in production from 54,675 bbls. to 151,300 bbls., net to Teton after 50% production payment and an increase in the average price per bbl. received from $15.00 to $22.53 from 2002 to 2003.

     The cost of oil production, including export duties, increased to $885,545 for the three months ended March 31, 2003 from $146,392 for the three months ended March 31, 2002 due to the Company's increased production and significantly higher per barrel export duties. The average cost per barrel of production, excluding taxes, increased from $3.18 to $5.85. Of this increase, the change in export duties accounted for $2.67 per barrel. A new insurance policy for Goloil's oil pipeline also added to production costs. Teton's share of this cost during the quarter amounted to $50,000 or $0.33 per bbl.

     Transportation and marketing expenses rose from $78,662 for the three months ended March 31, 2002 to $280,965 in the current quarter. The increase was due mainly to the increased sales volume and increased transportation rates.

The average cost per bbl. of Russian taxes other than income increased from $6.75 to $9.44 per bbl. This tax increase is due principally to an increase in the Russian mining (extraction) tax, which is indexed to the world price of Urals Blend crude and applied to all production, regardless of where sold.

Since Teton absorbs its share of the cost of producing the oil paid under the production payment (included in the above cost amounts), the impact of changes is doubled in the "net to Teton" per bbl. costs.

General and administrative expenses for Teton itself of $772,899 were incurred for the three months ended March 31, 2003 as compared to $562,311 for the three months ended March 31, 2002. The increase of general and administrative expenses of $210,588 reflects the increase in consulting costs of approximately $42,000, increase in travel and entertainment costs of approximately $100,000 and increase in fees paid for research reports on Teton Petroleum of approximately $85,000. The increase in consulting is a result of additional oil and gas consultants used to assist with Company's Russian operations and financial consultants involved in creating additional market awareness of the Company as well as identifying additional sources for future capital raising.

Teton also absorbs it pro-rata share of Goloil's G&A expense. Because of the significant increase in activity, Goloil's G&A expenses increased and Teton's share of the increase was $126,557.

With the increased activity, including the addition of executive personnel mentioned below, it is now anticipated Teton's General and Administrative expenses will be higher than the $2,000,000 budget disclosed in our previously filed 10-KSB for the year ended December 31, 2002.

Interest expense for the three months ended March 31, 2003 was $94,225 as compared to $77,126 for the three months ended March 31, 2002. This interest expense is principally from the pro-rata consolidation of Teton's ownership portion of Goloil's loans. Financing charges in 2002 arose from the issuance of Convertible Debt and warrants, which were recorded at "fair value", there were none of these charges in 2003.

Comparison of Year Ended December 31, 2002 to December 31, 2001.

We had revenues from oil and gas production of $6,923,320 for the twelve months ended December 31, 2002 as compared to $1,625,352 for the twelve months ended December 31, 2001. Revenues were increased by a significant increase in production throughout 2002 as new wells came on line. "Net to Teton" production at December 31, 2002 was approximately 1,750 barrels per day. This production increase was partially offset by a reduction in the price per barrel received as explained further below.

Under a production payment agreement entered into to finance the completion of 5 wells in 2001 and 2002, the completion of a pipeline to the Trans Neft pipeline, and the construction of a DNS plant (scheduled for completion in 2003), 50% of the oil produced on the license through June 30, 2007 is paid to the financing entity, which is an affiliate of MOT. The pipeline was completed in June 2001, allowing Goloil to transport oil 12 months a year, rather than the previous 7 or 8 months per year, because of adverse weather conditions.

Effective December 1, 2002, as well as prior to April 1, 2002, all oil transferred under the agreement is counted as Russian domestic sales, therefore the full Goloil export quota can be used for the remaining production. This results currently in approximately 90% of Teton's net production being exported. Between April 1 and December 1, the production payment participated proportionately in export as well as domestic sales.

The Production changes resulted in net barrels of approximately 450,000 to Teton in 2002 compared to net barrels of approximately 95,000 in 2001. The average price per barrel we received decreased in 2002 to approximately $15.38 from $16.43 in 2001. Because the production payment was participating in export sales for a portion of the year, the "net to Teton" sales in 2002 contained a larger portion of Russian domestic sales than in 2001. In addition, Russian domestic prices, particularly in the winter when ports are closed and tanker exports are precluded, were lower than in 2001. Higher export prices partially offset this difference. As a result of signing the MOU on December 1, 2002 and higher current oil prices, the Company was receiving an average price per barrel at year-end of approximately $22.84. The Company is optimistic that the oil prices received in 2003 will continue to remain higher than in the prior year.

Cost of oil and gas production before Depreciation, Depletion and Amortization increased to $2,741,303 for the twelve months ended December 31, 2002 from $1,068,250 or the twelve months ended December 31, 2001. The increase of $1,673,053 relates to substantial increases in volume produced to include oil produced under the production payments to MOT made for leasing new wells and the pipeline, offset by improved efficiencies from higher production and lower transportation costs in 2002.

Taxes other than income taxes, which includes VAT, excise, mining and other applicable taxes increased by $3,042,201 in 2002 to $3,537,990 from $495,789 in 2001. The increase is a result of a substantial increase in the mining (extraction) tax, which is indexed to the World price of Oil regardless of where the oil is actually sold. The increase in mining tax totaled approximately $2,430,000. The remaining increase is due to increased sales resulting in increased VAT in 2002.

The economics of the cost to produce an average barrel of oil, including taxes, decreased in 2002 from approximately $10.18 to $9.96. However, as a result of the production payment required with the Company covering all lifting costs and extraction taxes, the cost per barrel net to the Company was approximately $15.51 per barrel as the Company had fewer barrels net to cover these costs.

A breakdown of costs and expenses per bbl. is as follows:


Cost Category
-------------
                                             2002                  2001
                                     -------------------  ---------------------

                                      Before    Net of     Before       Net of
                                    Production Production Production  Production
                                      Payment   Payment    Payment      Payment
                                     --------  ---------  ---------     -------
Controllable Costs:
   Lifting Costs .................   $   1.62  $    3.24  $    2.75     $  5.50
   Goloil General & Administrative       0.73       1.46       1.62        3.24
                                     --------  ---------  ---------     -------

Total Controllable Costs .........   $   2.35  $    4.70  $    4.37     $  8.74

Non-Controllable Costs:
   Mining & Misc. Taxes ..........       3.20       6.40       1.91        3.82
   Value Added Tax (VAT) .........       0.80       0.80       0.53        0.53
   Transportation, Duties etc ....       3.61       3.61       3.37        3.37
                                     --------  ---------  ---------     -------

TOTAL Costs ......................   $   9.96  $   15.51  $   10.18     $ 16.46
                                     ========  =========  =========     =======

Controllable costs, i.e. Lifting Costs and G&A Costs, have declined dramatically on a "per barrel" basis as a result of the higher levels of production and the efficiencies gained from that.

Taxes have risen, however, principally because of a new formula for the Mining or Extraction tax, which is indexed to the World Price of Oil, regardless of where the oil is sold. In December, this resulted in a per barrel mining tax that exceeded the per barrel receipts of sales in the Russian domestic market. The disparity between world prices and prices in the domestic market has been unusually large in 2002.

Currently, because of the renegotiated production payment, Teton's share of Goloil production may be sold 90% in the export market and 10% in the Russian domestic market, under a government agency (TransNeft) allotment, which the agency can change. Domestic oil sells at a lower price, but does not incur transportation costs and other costs and taxes related to export. This resulted in a December average selling price of $22.84 per barrel. Having the revised Production Payment in force for the full year 2003 will have the effect of raising the average price per barrel received without any increase in per barrel costs.

General and administrative expenses of $5,333,726 were incurred for the twelve months ended December 31, 2002 as compared to $1,521,970 for the twelve months ended December 31, 2001. The increase in general and administrative expenses of $3,811,756 reflects a significant increase in travel, consulting, legal, and accounting expenses in 2002. Increased capital raising required additional "road show" activities, public forum presentations, and increases in the number of individuals participating in these activities. This was reflected in increases in consulting fees, travel costs and legal fees. The addition of a COO, CFO, and a Russian accounting consultant increased consulting fees and travel costs. The restructuring of Goltech and the renegotiation of the production payment and related agreements also increased legal fees and travel costs. Goloil general and administrative expenses increased in 2002 by approximately $288,000 from 2001 due to the expanded operations. We expect that these expenses will return to a level of under $2,000,000 annually in 2003.

Depreciation, depletion and amortization was $451,930 for the twelve months ended December 31, 2002 as compared to $45,313 for the twelve months ended December 31, 2001. The increase in 2002 represents increased capitalized costs subject to depreciation and depletion, and an increase in amortization arising from changes in estimated recoverable reserves.

The Company also incurred financing costs of $5,498,106 during the twelve months ended December 31, 2002 for the amortization of discount related to warrants issued in connection with certain related party notes payable of $354,000 (non-cash), amortization of the discount on warrants issued with the convertible debentures and in-the-money conversion feature discounts of $4,558,000 (non-cash) immediately recognized, and $467,000 of expenses paid related to the 10% premium paid in common stock upon the conversion of the debentures on September 1, 2002. The remainder of these costs were expenses paid related to a debenture purchase agreement with a potential investor that was not consummated. While the stock to which the conversion rights and warrants apply is restricted stock, the valuation with respect to this stock in calculating the discount was "as if" the stock was immediately salable. The effect of this is to make the amount of discount and its related amortization higher than it would otherwise have been. Management believes these costs will not be indicative of future operations and will manage future capital raising programs to minimize or eliminate these costs.

Other income increased for the twelve months ended December 31, 2002 by $42,370, principally from interest on Goloil notes.

Interest expense for the twelve months ended December 31, 2002 was $385,939 as compared to $161,019 for the twelve months ended December 31, 2001. The increase of $224,920 reflects cash and non-cash interest costs on the convertible debt outstanding for a portion of the year.

Of our net loss of $10.97 million, we incurred significant non-cash charges totaling approximately $6.95 million, including 452,000 for depreciation, depletion and amortization, $1.1 million in equity compensation charges issued for services provided and $5.4 million for financing charges associated with our convertible debentures issued. These charges accounted for $.18 per share of our $.29 per share loss.


Liquidity and Capital Resources.

The Company had cash balances of $405,765 at March 31, 2003 and $712,013 at December 31, 2002, with a working capital deficit of $2,865,037 at March 31, 2003 and positive working capital of $176,042 at December 31, 2002. Approximately $460,000 of the working capital deficit at March 31, 2003 was at the parent level of Teton, with the remainder arising from the pro-rata consolidation of Goloil. Teton is not a guarantor of the notes payable to affiliate of Goloil, should Goloil be unable to repay them. These notes are to be repaid from available cash flow of Goloil if sufficient, and if Goloil does not have sufficient available cash flow the notes are generally extended for a period of twelve months or longer.


The Company received substantial subscriptions for Common Stock under its private placement offering in 2002. Through March 25, 2003, $1,939,610 has been received under these subscriptions. Additionally, the Company colleted $25,000 on subscriptions receivable at March 31, 2003 during April, 2003. These amounts have been recorded as subscriptions receivable at December 31, 2002 and March 31, 2003, respectively, in the accompanying balance sheets.


Cash flow from operations totaled $284,935, with non-cash adjustments to cash flow from operations for depreciation and depletion of $170,737 for the three-months ended March 31, 2003. For the year-ended December 31, 2002, cash used from operations totaled $5,168,785, including non-cash adjustments to our net loss of 10,973,923 for approximately $452,000 of depreciation, depletion and amortization, $1.1 million in compensation charges issued for services provided and $5.4 million for financing charges associated with our convertible debentures issued.

The Company used $2,979,979 and $3,222,349 of cash in investing activities for the three-months ended March 31, 2003 and the year-ended December 31, 2002, respectively, which was all associated with oil and gas property and equipment expenditures. In particular During the three months ended March 31, 2003, the Company financed its half of a new gas-powered electrical generating plant in the amount of $1,500,000 which will be operational in the third quarter of this year. The plant will provide substantial increases in electrical capacity as compared to the diesel generators that will be replaced and at a lower cost. The plant will be fueled by natural gas from our wells, reducing or eliminating the need to "flare" the gas. The Company financed the expenditures with existing cash and sale of Common Stock. The Company continues to expect significant additional investments to be made in the future to drill and develop additional producing wells.

During the three-months ended March 31, 2003, the Company had cash provided by financing activities of $2,302,796, which consisted of $2,406,510 from the sale of common stock and collection of subscription receivables, which were partially offset by the repayment of notes payable to affiliate of $103,714. During the year ended December 31, 2002, the Company had cash provided by financing activities of $9,061,418 which included $4,143,643 net proceeds from issuance of Convertible Debt, which was called on September 1, 2002 in exchange for Common Stock and Warrants, $3,333,460 net proceeds received from the sales of common stock under private placement offerings and, as part of the effects of the pro-rata consolidation of Goloil, advances from affiliate to Goloil of $2,178,525.

The company had no contractual commitments outstanding other than our pro-rata share of notes payable from affiliate which are scheduled to mature in February 2004. These notes payable will be repaid from cash flow from ZAO Goloil as available, or entended to future periods.

Our current agreement with Mediterranean Overseas Trust (together with its affiliates, including McGrady, Fenlex, Petromed, and Energosoyuz, ("MOT") requires MOT and Teton to each fund half of the capital expenditures required for development. In the event we are unable to fund our portion of the capital expenditures and MOT proceeds with the planned development, our share of the oil production will be decreased. The reverse is also true.

Capital expenditures (our 50%) required to achieve the cash flows projected in our reserve report are now estimated at a total of $20.05 million net to Teton over the next 20 years for development of proved reserves, versus the prior estimate of $91.2 million net to Teton over 20 years. Based on our reserve analysis, we expect that cash flow to Teton from operations will fully cover both operating expenses and capital investment starting in 2005.

In 2003, we expect to invest approximately $6.5 million in capital expenditures. We anticipate that there will be sufficient operating revenue to fund a small percentage of the capital expenditures. Teton has funded approximately $3 million of this amount at March 31, 2003. Teton must raise additional capital or obtain debt financing to fund the balance of the expected capital expenditures. There can be no guarantee that Teton will be successful in raising these funds. If we are unable to fund our proportionate share of capital expenditures, MOT may fund our shortfall, in which event, our interest in production will be reduced.

On May 28, the Company signed a purchase and sale agreement to acquire the Anderman/Smith Overseas, Inc. interests in the LLC Chernogorskoye located in Western Siberia, near its existing operations. The selling price was not disclosed and the Company is pursuing its due diligence for the acquisition. If consummated this acquisition could potentially increase average daily production by approximately 4,000 barrels. The Company is persuing raising additional equity and possible debt financing to fund the acquisition.

The Company anticipates future operations and significant oil and gas property expenditures will be able to be funded through a combination of note payable advances from an affiliate, cash raised from raising debt and equity financing and production of oil and gas reserves.

Other Matters:

The Company developed a plan of action to list its stock on the American Stock Exchange (AMEX) and began implementation in the first quarter of 2003. The program included the implementation of a 12 for 1 reverse stock split as well as a listing. This program was successfully completed May 6, 2003.

The Company is currently exploring possibilities to acquire additional petroleum licenses in Russia.

Subsequent Events:

In April of 2003, H. Howard Cooper, Chairman and CEO and the Board of Directors concluded that the Chairman position and the CEO position should be separated for workload considerations as the growth of the Company warrants additional executive time and attention. Karl F. Arleth, a Director, joined the Company full-time, as President and CEO. Mr. Arleth is an experienced oil & gas executive with substantial experience in Russia and the ex-Soviet states. Mr. Cooper will continue as a full-time executive Chairman focusing on the financing of the growth of the Company as well as a search for additional petroleum licenses in Russia.

In addition, Thomas F. Conroy, currently Chief Financial Officer, Secretary and Director, informed the Board that he could not increase his time commitment to Teton as required by the Company's growth, and would need to be replaced as Chief Financial Officer. Mr. Conroy agreed to remain in his current position until an orderly transition could be made. Mr. Conroy will remain as an outside Director after the transition is completed.

On May 12, 2003, the Company announced that Mr. John J. Mahar, Managing Director of Gladstone Capital, LLC in New York would assume the role of Chief Financial Officer effective May 20, replacing Mr. Conroy. Mr. Mahar brings ten years of experience in the financing of oil and gas projects, and a total of twenty-five years of experience in the general financial sector.

In June 2003, we issued an aggregate of $628,750 principal amount of 10% notes to three investors. The notes are due in September 2003








BUSINESS

Structure of Teton.

     Through our wholly-owned subsidiary, Goltech Petroleum LLC, we own 35.295% of Goloil. Mediterranean Overseas Trust (together with its affiliates, including McGrady, Fenlex, Petromed, and Energosoyuz, ("MOT")) owns 35.295% of Goloil and serves as Manager of Goloil. InvestPetrol, a Russian Joint Stock Company, owns the remainder (29.41%) of Goloil.

     Goloil holds the license to produce oil and gas in Western Siberia. MOT and Teton (via Goltech) are obligated to each fund 50% of the Capital Expenditures of Goloil under their Memorandum of Understanding. Invest Petrol is not funding any of this development. Based on the current structuring of Goloil and the development agreements with Teton and MOT, until Goltech and MOT each has been repaid its investments in Goloil, each receives a proportion of the production and revenues from Goloil (after the production payment to MOT) equal to the proportion of its investment to the total investments in Goloil. Since it is expected that this will continue for the foreseeable future, when we describe "net" amounts to Teton, these calculations are based on Teton's right (through its ownership of Goltech) to receive 50% of the production and revenues from Goloil (after the production payment to MOT). The agreements affecting the Goloil license are discussed below under "MOT Agreements."

     Goltech Petroleum LLC is a limited liability company organized under the laws of Texas. For tax purposes it is treated as a partnership. We are the sole manager of Goltech and have complete authority to manage its business. Petromed
(MOT) withdrew as a member and manager of Goltech in 2002. In connection with its withdrawal, Petromed received a distribution consisting of Goloil shares and return of its original $1 million contribution.

     Goloil is a closed joint stock company organized under the laws of Russia. Russian joint stock companies are corporate entities with limited liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies generally are not liable for debts and obligations of the company. However, shareholders of a bankrupt joint stock company may be held liable for debts and obligations of the bankrupt company if they have exercised their authority to undertake an action knowing that bankruptcy would be a possible result of their actions. Any transfer of shares by a shareholder to a third party is subject to a right of first refusal by the other shareholders.

     Under Russian law, a simple majority of voting shares is sufficient to control adoption of most resolutions. Resolutions concerning amendment of the company charter, reorganizations (including mergers), liquidation, any increase in authorized shares, or certain "large" transactions require the approval of the shareholders holding 75% of the outstanding shares.

     A Russian joint stock company has no obligation to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors and then approved by a majority vote at the general meeting of shareholders. The Memorandum of Understanding between MOT and Teton (the controlling shareholders) provides that any excess cash will be used to pay back investments on a quarterly basis.

     On May 28, the Company signed a purchase and sale agreement to acquire the Anderman/Smith Overseas, Inc. interests in the LLC Chernogorskoye located in Western Siberia, near its existing operations. The selling price was not disclosed and the Company is pursuing its due diligence for the acquisition. If consummated this acquisition could potentially increase average daily production by approximately 4,000 barrels.

Teton History.

     Teton was formed by the November 1998 merger of EQ Resources Ltd. and American Tyumen Exploration Company. EQ was incorporated in Ontario, Canada, on November 13, 1962, under the name Mangesite Mines Limited. Its name was changed to EQ Resources Ltd. in August 1989. EQ was domesticated in Delaware immediately prior to the merger. In the merger, EQ, the survivor corporation, was renamed Teton Petroleum Company.

     At the time of the merger, Teton's holdings consisted of licenses for the exploration of gold in Ghana, licenses for oil and gas in Dagestan, Russia, and the Goloil license. Following the merger, we decided to focus our efforts and resources on development of the Goloil license. We disposed of our interest in the Ghana gold licenses. We also wrote down the value of the Dagestan licenses to zero on our financial statements in 1998, and disposed of our subsidiary Teton Oil, Inc. which held the Dagestan licenses effective May 24, 2001. In our opinion, political instability in the Dagestan region made operations in Dagestan too risky. Due to inactivity most of our Dagestan licenses had terminated prior to our disposition of Teton Oil, Inc.

MOT Agreements.

     In June 2000, Teton, Goltech and Fenlex Nominee Services Limited, as sole trustee of the Mediterranean Overseas Trust, a trust organized under the laws of Malta entered into a Master Agreement. The Master Agreement contemplated the following transactions:

     (a) Purchase of 50% of the interest in Goltech in exchange for $1,000,000.
     (b) Additional investment by MOT, of up to $5,600,000, through an oilfield development and leasing arrangement, paid on an as needed basis to cover certain costs related to the pipeline, processing facility, and drilling of five additional wells.
     (c) Payment of leasing fees and repayment of amounts advanced by MOT through a production payment in the form of crude oil.
     (d) Additional work, as agreed to by the parties.

     The purchase of 50% of the interests in Goltech was completed in August 2000. See, also " - Structure of Teton."

     As contemplated in the Master Agreement, Goloil and MOT (through Energosoyuz) entered into an oilfield development agreement and a lease agreement. These agreements provided, among other things, for the drilling and operation of five additional wells on the Goloil license lands and for Energosoyuz to fund up to $5,600,000 to cover certain costs related to development of a pipeline and processing facility and the drilling of five additional wells.

     The wells and facilities constructed by Energosoyuz pursuant to the oilfield development agreement are leased to Goloil for a seven-year production payment. The production payment is equal to 50% of the crude oil produced by the new and existing Goloil wells. The production payment period will be extended if the production payment falls below an average of 80,000 tons (583,200 barrels) of oil per year or if the market price of Ural Oil Blend falls below a weighted average of $17 per barrel, for oil sold outside of Russia, over the seven year period.

     At March 2002, the full $5,600,000 contemplated in the MOT agreements was invested by MOT. The pipeline and four of the wells were completed in 2001. The fifth well was completed in early 2002. Construction of a processing plant is also in progress and should be completed in 2003.

After the production payment is paid in full, the MOT agreements provide that one of the following shall occur:

     1.   Energosoyuz will merge into Goltech.
     2. 100% of the capital stock of Energosoyuz will be transferred to Goltech.
     3. The outstanding capital stock of Energosoyuz will be distributed equally between Teton and MOT or its nominee.
     4. Any other action agreed to by the parties resulting in a division of the revenues of Energosoyuz between Teton and MOT or its nominees in proportion to their respective ownership in Goltech.

     In late 2002, MOT elected to withdraw from Goltech in exchange for its 50% of the shares in Goloil held by Goltech. This has been accomplished under a Memorandum of Understanding and withdrawal agreement. A new management agreement for Goloil is the process of being completed and finalized consistent with the intent of the MOU. As part of these negotiations, the production payment agreement was clarified to state a fixed term of 7 years from inception (July 1, 2000) and that all oil received under the agreement would be sold as Russian domestic oil, thus allowing about 90% of the remainder to be sold in the export markets currently.

Production and Distribution.

A glossary of certain oil and gas terms used in this report is found at "DESCRIPTION OF PROPERTY--Glossary of Geologic Terms."

As of March 25, 2003, the wells on our license area were producing approximately 7,200 barrels per day (1,800 barrels net to Teton). Completion of a 40-kilometer (25-mile) pipeline on June 4, 2001 has enabled oil to be pumped from these wells all year long. Prior to completion of the pipeline, no oil was produced during certain times of the year because of transportation difficulties. At December 31, 2001, seven wells were completed on our license area. At December 31, 2002, 13 wells were completed on our license area. For 2003, 5 additional wells are planned to be drilled and completed.

Pursuant to the MOT agreements, MOT is entitled to a production payment in kind. See " - MOT Agreements." The production payment is projected to be completed in June, 2007, based on revised leases negotiated in late 2002.

Teton also pays processing and transportation fees to a third party to process and place its oil in the Trans-Siberia pipeline. The current charge for the processing and transportation is 2.5% of our daily production. Construction of a processing facility on the license area is in progress. When completed we will no longer incur the third-party processing charge. We expect the processing facility will be completed in the second quarter of 2003.

Teton's share of the oil production is sold in Poland, Germany, Belorussia, Ukraine and Russia. Sales in Poland, Germany, Ukraine and Belorussia are in United States dollars. Oil sold in Russia is in rubles. Pursuant to the terms of the Goloil license and pipeline quotas issued by Trans-Neft, the government owned pipeline monopoly, up to a maximum of 35% of Goloil's oil production may be sold outside of the CIS and an additional 10% can be sold to other CIS states. Currently, MOT is required to sell the oil it receives as a production payment into the Russian domestic market. Thus, until the production payment is paid in full, we are able to sell 90% of our share of the production outside of Russia. Currently there are no long-term contracts for the sale of our oil. We currently are not dependent on any principal customer.

The chart below sets forth certain production data for the last three fiscal years. Additional oil and gas disclosure can be found in Note 12 of the Financial Statements.


PRODUCTION DATA

Year Ended December 31                   2002             2001           2000

Total Gross Oil Production,
 barrels ........................     1,884,933         425,459        178,331
Total Gross Gas Production, MCF .             0               0              0
Net Oil Production, barrel(1) ...       471,233          94,879        142,664
Net Gas Production, MCF .........             0               0              0
Average Oil Sales Price,
 S/Bbl(2) .......................        $15.38          $16.43         $11.00
Average Gas Sales Price, S/MCF ..          0.00            0.00           0.00
Average Production Cost per
 Barrel (3) .....................         $9.96(4)       $11.22         $10.00
Gross Productive Wells ..........
Oil .............................            13               7              3
Gas .............................             0               0              0
                                              -               -              -
          Total .................            13               7              3
Net Productive Wells(2)
Oil .............................           6.5             3.5            1.5
Gas .............................             0               0              0
                                      ---------         -------         ------
          Total .................           6.5             3.5            1.5

-----------

(1) Net production and net well count is based on Teton's effective net interest as of the end of each year. Prior to August 2000 and after November, 2002, Teton owned 100% of the interests in Goltech.
(2) Average oil sales prices is a combination of domestic (Russian) and export price. As a result of the MOU signed December 1, 2002 and the increase in end of period oil prices, the current average price received by the company is $22.84 as of December 31, 2002.
(3)  Excludes production payment to MOT.
(4) If the cost of the production payment, which requires Teton to cover all lifting and G&A costs, is included, the cost per barrel net to Teton is $15.51 per barrel. See also "MANAGEMENT'S DISCUSSION AND ANALYSIS - Results of Operations."


The following chart sets forth the number of productive wells and dry exploratory and productive wells drilled and completed during the last three fiscal years in the Goloil license area:

NET WELLS DRILLED

Year Ended December 31                 2002                         2001                  2000
                                  ----------------            ----------------       -------------
                                  Gross      Net(1)           Gross      Net(1)      Gross   Net(1)
                                  -----       ----            ----       -----       -----   -----
Number of Wells Drilled
  Exploratory (Research)
      Productive                      0          0               1          .5           0       0
      Dry                             0          0               0           0           0       0
                                  -----       ----            ----       -----       -----   -----
          Total                       0          0               1          .5           0       0

  Development
      Productive                      6          3               3         1.5           2       1
      Dry                             0          0               0           0           0       0
                                  -----       ----            ----       -----       -----   -----
          Total                       6          3               3         1.5           2       1
                                  =====       ====            ====       =====       =====   =====

----------

(1) Net well count is based on Teton's effective net interest as of the end of each year. Prior to August 2000, Teton owned 100% of the interests in Goltech. Subsequent to August 2000 our interest was reduced to 50%. In November, 2002, it again became 100%.

United States Trade and Development Agency (TDA) Grants.

In October 2001, Teton finished its study of the feasibility of oil exploration in the Novo-Aganskoye, Galinovaya and East Galinovaya license area of Siberia pursuant to an agreement with Varioganneft JSC. The study was funded by a $250,000 grant from the TDA. In 2001, we received a final payment of $37,500 from the TDA for the study. Currently, we do not expect to make any investments in the Novo-Aganskoye, Galinovaya and East Galinovaya license area. Thus, we do not expect to incur any obligation to repay the amounts paid by the TDA in connection with this study.

Teton expects to complete its feasibility study of the Eguryak license area pipeline project in 2003. This study is also funded through a $300,000 grant from the TDA. Teton has received $255,000 of the grant amount. The balance of the grant funds will be paid upon completion of the study. Teton may be required to repay the TDA the grant amount if Teton makes certain investments in the Eguryak license area prior to December 31, 2005.





Competition.

We compete in a highly competitive industry. We encounter competition in all of our operations, including property acquisition, and equipment and labor required to operate and to develop our properties. Teton competes with other major oil companies, independent oil companies, and individual producers and operators. Many competitors have financial and other resources substantially greater than ours.

Regulations Governing Russian Joint Stock Companies.

Russian joint stock companies are corporate entities with limited liability similar to corporations formed under United States laws. Shareholders of Russian joint stock companies generally are not liable for debts and obligations of the company. However, shareholders of a bankrupt joint stock company may be held liable for debts and obligations of the bankrupt company if they have exercised their authority to undertake an action knowing that bankruptcy would be the result of their actions. In closed joint stock companies, i.e. companies with a limited number of shareholders, such as Goloil, any transfer of shares by a shareholder to a third party is subject to the pre-emptive right of the other shareholders to acquire such shares at the price offered to a third party.

Under Russian law, a simple majority of voting shares is sufficient to control adoption of most resolutions. Resolutions concerning amendment of the company charter, reorganizations (including mergers), liquidation, any increase in authorized shares, or certain "large" transactions require the approval of the shareholders holding 75% of the outstanding shares.

A Russian joint stock company has no obligation to pay dividends to the holders of common shares. Any dividends paid to shareholders must be recommended by the board of directors and then approved by a majority vote at the general meeting of shareholders. Dividends may be paid every quarter of a year. The Memorandum of Understanding between MOT and Teton (the controlling shareholders) provides that any excess cash will be used to pay back investments on a quarterly basis.

Environmental Regulation.

The government of the Russian Federations, Ministry of Natural Resources, and other agencies establish special rules, restrictions and standards for enterprises conducting activities affecting the environment. The general principle of Russian environmental law is that any environmental damage must be fully compensated. Under certain circumstances, top officers of the entity causing substantial environmental damage may be subject to criminal liability.

The law of the Russian Federation on subsoil requires that all users of subsoil ensure safety of works related to the use of subsoil and comply with existing rules and standards of environment protection. Failure to comply with such rules and standards may result in termination or withdrawal of the Goloil license.

Goloil Taxation.

As a Russian resident entity, Goloil is subject to all applicable Russian taxes, many of which currently impose a significant burden on profits. The most significant Russian taxes and duties affecting Goloil include:

     (i) 20% value added tax (established pursuant to Chapter 21 of the Tax Code of Russia), applicable only to domestic sale of goods in Russia and the Ukraine. No value added tax is payable on goods exported to the West from Russia;

     (ii) 20 to 24% profit tax which includes 6% federal profit tax, 12 to 16% regional profit tax and 2% local tax (in accordance with Chapter 25 of the Tax Code of Russia). Russian law allows the carry forward and use of losses, subject to limitations;

     (iii)Income tax on dividends payable to Goloil's shareholders. The tax must be withheld by Goloil from the amount distributed to each shareholder. The current rate of tax on dividends payable to corporate foreign shareholders is 15%. However, dividends payable to Goltech, a United States resident company, are subject to regulations contained in the United States - Russia tax treaty which limits the tax on dividends payable to Goltech to 5% (as long as Goltech holds more than a 10% interest in Goloil);

     (iv) Tax on production of minerals applicable to all subsoil users producing minerals, including crude oil. For the period ending on December 31, 2004, the tax is temporarily established at 340 rubles (ca. USD 10.83) per metric ton produced by the taxpayer multiplied by a factor (F) calculated pursuant to the formula:

                 F = (U-8) x R/252

                 where:

                 U  - means the  average  market  price of Urals blend crude oil
                      (in dollars per barrel) during the relevant tax period;

                 R  - means the average ruble for dollar exchange rate quoted by the Central Bank of Russia for the relevant tax period.

          After expiration of the temporary tax rate period, the tax will apply at the rate of 16.5% of the value of the oil produced by the taxpayer;

     (v) Unified social tax (established pursuant to Chapter 24 of the Tax Code of Russia) at the rate of up to 35.6% of the payroll;

     (vi) Transport tax (established pursuant to Chapter 28 of the Tax Code of Russia) payable by owners of motor vehicles at the rate established by regional authorities based on the type and capacity of the vehicle. The maximum amount of tax payable by an owner of a motor car per year is RUR 150 (ca. USD 4.78) per horsepower;

     (vii)Oil export duty, currently in the amount of USD 25.9 per ton of crude oil being exported;

     (viii) Regional property tax payable annually at 2% of the value of assets of the entity.

The Russian tax system currently is undergoing a major reorganization. New tax laws including those setting forth rules for application of the value-added tax, profit tax, and tax on the production of minerals were enacted within the last four years. The cost of legal and accounting advice to keep up with changes in the Russian tax laws may be significant and penalties for violations, even inadvertent ones, may be steep. If revisions impose confiscatory taxes, our profitability will be adversely affected.






Employees.

Teton currently has four full time and four part time employee. We also utilize the services of independent contractors on an as-needed basis. Goloil currently employs approximately 100 employees in Western Siberia and Moscow. Goloil also uses independent contractors on as needed basis.

Properties

Glossary of Geological Terms.

Barrel:  Equal to 42 U.S. gallons.

Basin: A depressed sediment-filled area, roughly circular or elliptical in shape, sometimes very elongated. Regarded as good areas to explore for oil and gas.

Field: A geographic region situated over one or more subsurface oil and gas reservoirs encompassing at least the outermost boundaries of all oil and gas accumulations known to be within those reservoirs vertically projected to the land surface.

License: Formal or legal permission to explore for oil and gas in a specified area.

Productive:  Able to produce oil and/or gas.

Proved reserves: Estimated quantities of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be commercially recoverable in the future from known reservoirs under existing conditions using established operating procedures and under current governmental regulations.

Proved undeveloped reserves: Economically recoverable reserves estimated to exist in proved reservoirs, which will be recovered from wells, drilled in the future.

Reserves:  The  estimated  value  of  oil,  gas  and/or  condensate,   which  is
economically recoverable.

Tons:  A ton of oil is equal to 7.29 barrels of oil.

Goloil License.

The Goloil license encompasses 187 square kilometers (78 square miles) in the south central portion of the west Siberian basin. It is located approximately 10 miles to the north and west of Samotlor, Russia's largest oil field. Three producing fields are located within the license area: Golevaya, Eguryak, and South Eguryak. The Goloil license expires in 2022, and may be extended upon compliance with the specified program of operations and undertaking of additional operations after the end of its term. The Goloil license may be terminated prior to its term if Goloil fails to comply with the requirements of the license. We believe that we are currently in compliance with all material terms of the Goloil license.

Proved Reserves and Present Value Information.

Our estimated proved oil reserves and present value of the estimated future net revenues attributable to such reserves as of January 1, 2003, are based upon a report, as supplemented, issued by the independent consulting firm of Gustavson Associates, Inc. ("Gustavson"), located in Boulder, Colorado. In June 2001, based on a supplemental letter issued by Gustavson, our proved reserve estimate was reduced by 37.3 million barrels gross (12.4 million barrels net to Teton). In the supplemental letter, Gustavson noted that questions had been raised concerning the sufficiency and completeness of the data used to establish certain reserves recoverable by secondary recovery methods were "proved." Thus, Gustavson withdrew those reserves from the proved category. Subsequently, a water flood feasibility study was conducted by Gustavson. Based on that study, our estimated proved reserves were increased by 57.5 million barrels gross (33.6 million barrels net to Teton). Finally, an update to the study using data from recently drilled wells and other sources, reduced the reserve estimate to a proved amount of 39.6 million barrels gross, 19.8 million net to Teton. These reserve estimates include reserve quantities which are required to be delivered under the production payment and total 13.0 million gross barrels and 6.5 million net barrels, respectively. This update also determined that waterflooding techniques would not be needed for recovery in most areas of the field, thereby reducing the future projected recovery costs substantially. In addition fewer wells would be required to be drilled reducing future development costs, and accordingly as a result net development costs to Teton have been reduced from $91.2 million to $20.05 million.

The Securities and Exchange Commission requires that estimates of reserves, estimates of future net revenues and the present value of estimated future net revenues be based on the assumption that oil and gas prices will remain at current levels (except for gas prices determined by fixed contracts), and that production costs will not escalate in future periods. All such estimates have been adjusted for the anticipated costs of developing proved undeveloped reserves.

Reserve calculations require estimation of future net recoverable reserves of oil and gas and the timing and amount of future net revenues to be received therefrom. Such estimates are based on numerous factors, many of which are variable and uncertain. Accordingly, it is common for the actual production and revenues later received to vary materially from earlier estimates. Estimates made from the first few years of production from a property are not likely to be as reliable as later estimates based on longer production history. Hence, reserve estimates and estimates of future net revenues from production may vary from year to year.

The Company has not filed reserve estimates with any federal agency.

As of January 1, 2003, our proved reserves are estimated at 19.8 million barrels, net to Teton, including quantities required to be delivered under the production payment as summarized below:

                                              Before Profits Tax (2)             After Profits Tax (2)
                                      -----------------------------------  ------------------------------
Case                Net                    Total            Present Value      Total        Present Value
                  Reserves,             Undiscounted          Discounted    Undiscounted      Discounted
                   Million           Cash flow, million     @10%, million     Cash Flow     @10%, million
                 barrels (1)               US$                  US$          million US$        US$
              ----------------        ----------------     --------------  --------------  --------------

Proved             3.8                     $10.45                $8.93           $7.83          $6.69
Developed
Producing

Proved             3.3                     $11.70                $7.18           $8.89          $5.44
Developed
Non-Producing

Proved            12.7                     $41.57               $19.81          $31.78         $13.79
Undeveloped

Total Proved      19.8                     $63.72               $35.91          $48.50         $25.91

(1) Quantities presented include 2.0 million PDP, 2.5 million PDNP, for a total of 6.5 million barrels (which includes the 2.0 million for PDP and 2.5 million for PDNP) required to be delivered under a production payment for proved developed producing, proved developed non-producing, and total proved reserves, respectively.

(2) Cash flow amounts assume 50% economics net to Teton without payout. Teton's net share is 50% before payout and 35.295% after payout.

Reserve estimates were decreased in the current projections based upon assumptions revised for additional data derived from production and other data from the additional wells producing in 2002. While the reserve estimates have decreased, this additional data also decreased estimated costs of recovery and other capital investments as less wells will be needed and certain portions of the field will not require water flood techniques to be used.

The results are net to Teton and include the impact of the production payments due MOT, and financing and debt repayment. The present value of estimated future net revenues as of January 1, 2003, has not been adjusted for income taxes. Teton is not currently incurring any repatriation tax liability due to the structuring of capital input as a loan. Management believes that future repatriation tax liabilities will not be incurred if profits from this project are invested in other projects within Russia. If Teton does not incur repatriation tax liability for the life of this project, the undiscounted total before and after tax cash flow, after production payments would be $63.72 and $48.50 million or, discounted at 10%, $35.91 and $25.91 million, for total proved reserves.

There can be no assurance that the reserves described herein will ultimately be produced or that the proved undeveloped reserves described herein will be developed within the periods anticipated. Recovery of undeveloped reserves requires significant capital expenditures and successful drilling operation. The cash flows summarized herein should not be construed as representative of the fair market value of the reserves. Actual results are likely to differ greatly from the results estimated.

Capital expenditures required to achieve the above cash flows are estimated at $20.06 million net to Teton for development of proved reserves. Based on our reserve analysis, we expect that cash flow from operations will fully cover both operating expenses and capital investment starting in 2005.

Our current agreement with MOT requires MOT and Teton to each fund half of the capital expenditures required for development. In the event we are unable to fund our portion of the capital expenditures and MOT proceeds with the planned development, our share of the oil production will be decreased. The reverse is also true.

Until cash flow from operations is sufficient to fund operating expenses and capital investment, Teton must raise additional capital or obtain debt financing to fund its portion of capital expenditures or its interest in the oil production will be reduced. There can be no assurance that Teton will be successful in raising such additional funds.

The following table sets forth the total gross and net developed acres and total gross and net underdeveloped acres subject to the Goloil License as of December 31, 2002:

DEVELOPED AND UNDEVELOPED ACREAGE:

Eguryak License Area:
      Total Developed Acres
            Gross             1,236
            Net                 618
      Total Proved Undeveloped Acres
            Gross             2,000
            Net               1,000
      Total Other Undeveloped Acres
            Gross             5,778
            Net               2,889



Teton Offices.

Our offices are located in Denver, Colorado. We lease our offices from an unaffiliated third party.


Legal Proceedings

Teton currently is not a party to any material legal proceedings.


MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


     Directors, executive officers, and significant employees of Teton, their respective ages and positions with Teton are as follows:

      Name                          Age               Position
      ----                          ---               --------

      H. Howard Cooper              46                Chairman and Founder
      Karl F. Arleth                54                President and CEO
      Igor Effimoff                 57                Executive VP and COO
      James J. Woodcock             65                Director and Secretary
      Thomas F. Conroy              64                Director
      John Mahar                    49                Chief Financial Officer
      Ilia Gurevich                 39                Controller

     H. HOWARD COOPER, has been our chairman and founder since 1996. Mr. Cooper was our president and CEO from 1996 until May 2003. Mr. Cooper founded American Tyumen in November 1996. He served as a director and president of American Tyumen until the merger with EQ. Since the merger, he has held these same positions with Teton. From 1992 to 1994 Mr. Cooper served with AIG, an insurance group. In 1994, he was a principal with Central Asian Petroleum, an oil and gas company with its primary operations in Kazakhstan, located in Denver, Colorado. Mr. Cooper has a bachelor's degree from the University of Colorado in business and a master's degree from Columbia University, NYC in international affairs.

     KARL F. ARLETH, has been our president and CEO since May 2003 and our director since 2002. Mr. Arleth is the Chief Operating Officer and a Board member of S9efton Resources, Inc. Ending in 1999, Mr. Arleth spent 21 years with Amoco and BP-Amoco. In 1998 he chaired the Board of the Azerbaijan International Operating Company (AIOC) for BP-Amoco in Baku, Azerbaijan. Concurrently in 1997-98, he was also President of Amoco Caspian Sea Petroleum Ltd. in Azerbaijan and Director of Strategic Planning for Amoco Corporations Worldwide Exploration and Production Sector in Chicago. From 1992 to 1996 Mr. Arleth was President of Amoco Poland Ltd. in Warsaw, Poland.

     IGOR EFFIMOFF. Mr. Effimoff was most recently President of Pennzoil Caspian Corporation, managing the company's interests in the Caspian Region. This included the Azerbaijan International Oil Consortium (AIOC), formed to develop the 4.5 BBO Azeri-Chirag-Guneshli (ACG) Fields. He started his career in 1972 as a geologist with Shell and since 1981 has worked with several US domestic and international oil and gas companies in a senior management capacity

     THOMAS F. CONROY, has been our chief financial officer since March 2002, secretary since April 2002, and director since 2002. Mr. Conroy is a Certified Public Accountant with an MBA from the University of Chicago. Since 2002, Mr. Conroy has been a principal member of Mann-Conroy-Eisenberg & Assoc. LLC, a life insurance and reinsurance consulting firm. Since 2001, Mr. Conroy has been a managing principal of Strategic Reinsurance Consultants International LLC, a life reinsurance consulting and brokerage firm. Ending in 2001, Mr. Conroy, spent 27 years with ING and its predecessor organizations, serving in various financial positions and leading two of its strategic business units as President. As President of ING Reinsurance, he established their international presence, setting up facilities in The Netherlands, Bermuda, Ireland and Japan. He also served as an Officer and Board Member of Security Life of Denver Insurance Company and its subsidiaries.

     JAMES J. WOODCOCK has been a director since 2002. Since 1981, Mr. Woodcock has been the owner and CEO of Hy-Bon Engineering Company, based in Midland, Texas. Hy-Bon is an engineering firm and manufacturer of vapor recovery, gas boosters, and casing pressure reduction systems for the oil industry. Since 1996, Mr. Woodcock has been a board member of Renovar Energy, a private firm located in Midland Texas. From 1997 to 2002, Mr. Woodcock was the chairman of Transrepublic Resources, a private firm located in Midland Texas.

     John Mahar. Since 1995, Mr. Mahar has been a Managing Director of Gladstone Capital, LLC, an oil-and-gas financial advisory firm based in New York he co-founded. Prior to forming Gladstone Capital, Mr. Mahar worked in the New York office of Schroder Capital Management International, Inc. where he was responsible for the firm's domestic U.S. investment operations. He started his career at the Federal Reserve Bank of New York, where he served as an analyst and foreign exchange trader. He has a B.A. from Union College ('76) and an MBA from the Simon School of Business at the University of Rochester ('78)

     ILIA GUREVICH. Mr. Gurevich attended both University of Saratov and University Colorado graduating with Masters in Science and Economy of the Machine Construction Industry and a Masters of Science in Finance respectively. His US-Russia business relations date back to his work at Technoforce Saratov where he was responsible for database of oil fields, budgeting, and financial support for the projects. Most recently, Mr. Gurevich performed security analysis for mid and large-cap publicly traded companies until he became full time Controller of Teton.


All directors serve as directors for a term of one year or until his successor is elected and qualified. All officers hold office until the first meeting of the board of directors after the annual meeting of stockholders next following his election or until his successor is elected and qualified. A director or officer may also resign at any time.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has a Compensation Committee and an Audit Committee. The Compensation Committee and Audit Committee currently consists of one director James J. Woodcock. Mr Woodcock is an independent director based on Rule 4200(a)(15) of the NASD's listing standards. We are currently seeking another independent director to join Mr. Woodcock.

     The purpose of the Compensation Committee is to review the Company's compensation of its executives, to make determinations relative thereto and to submit recommendations to the Board of Directors with respect thereto in order to ensure that such officers and directors receive adequate and fair compensation. The Compensation Committee did not meet during the last fiscal year.

     During the fiscal year ending 2003, the Audit Committee will be responsible for the general oversight of audit, legal compliance and potential conflict of interest matters, including (a) recommending the engagement and termination of the independent public accountants to audit the financial statements of the Company, (b) overseeing the scope of the external audit services, (c) reviewing adjustments recommended by the independent public accountant and addressing disagreements between the independent public accountants and management, (d) reviewing the adequacy of internal controls and management's handling of identified material inadequacies and reportable conditions in the internal controls over financial reporting and compliance with laws and regulations, and
(e) supervising the internal audit function, which may include approving the selection, compensation and termination of internal auditors.


     The Audit Committee did not meet during the last fiscal year because it was approved late in the 2002 year by the Board of Directors and was not formally in place to perform its functions. However, the responsibilities of the Audit Committee during 2002 were conducted by the board of directors. Effective as of February 17, 2003, the Board of Directors adopted a charter for the Audit Committee detailing its duties and powers. A copy of the Audit Committee charter is included as Exhibit A to this Form 10KSB.

     For the fiscal year ended 2002, the Board of Directors conducted discussions with management and the independent auditor regarding the acceptability and the quality of the accounting principles used in the reports in accordance with Statements on Accounting Standards (SAS) No. 61,. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the board of directors discussed with the independent auditor the matters in the written disclosures required by Independence Standards Board Standard No. 1.

     For the fiscal year ended 2002, the Board of Directors have also discussed with management and its independent auditors issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, and the selection of the Company's independent auditor. Additional meetings were held with the independent auditor, with financial management present, to discuss the specific results of audit investigations and examinations and the auditor's judgments regarding any and all of the above issues.


Pursuant to the reviews and discussions described above, the Board of Directors recommended that the audited financial statements be included in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 and 2000 for filing with the Securities and Exchange Commission.

Code of Ethics

     The Company has adopted its Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, directors and employees of the Company.

EXECUTIVE COMPENSATION.

The following table sets forth information concerning the compensation received by Mr. Howard Cooper, the President of Teton, who serves as its chief executive officer for the last three fiscal years:

Summary Compensation Table
                                                       Other
                                                       Annual
    Name &                                         Compen-   Restricted               LTIP     All Other
  Principal                    Salary         Bonus    sation      Stock      Options   Payouts   Compensation
  Position         Year          ($)            ($)      ($)       Awards       SARs     ($)(1)      ($)
---------------------------------------------------------------------------------------------------------------
H. Howard          2002       160,000        50,000      0           0       4,500,000       0         0
 Cooper,           2001       210,000             0      0           0               0       0         0
President          2000        17,000             0      0           0       1,000,000       0         0


1. In consideration of services rendered, Mr. Cooper received 4,500,000 warrants to purchase shares of our common stock at an exercise price of $.27 which was the market price of our common stock on the date of the grant.


Stock Options.

During the year ended December 31, 2002, Mr. Cooper did not have any options.

Employee Pension, Profit Sharing or Other Retirement Plans.

The Company does not have a defined benefit, pension plan, profit sharing, or other retirement plan.

Compensation of Directors.

The Company does not pay a director's fee to its directors. In the Company's sole discretion, the Company may issue stock options or warrants to its directors.

Employment Contracts.

Teton and Mr. Cooper entered into a new employment agreement, effective May 1, 2002. The employment agreement is for a three year term. Mr. Cooper's initial salary under the agreement is $13,333 per month. In the board's discretion, he may receive additional bonus compensation. Mr. Cooper's employment is terminated immediately upon his death or permanent disability. Teton may also terminate Mr. Cooper's employment immediately for cause, as defined in the agreement. Mr. Cooper may terminate his employment immediately for good reason, as defined in the agreement. Additionally, either Teton or Mr. Cooper may terminate Mr. Cooper's employment upon 60 days prior written notice to the other. Upon termination of Mr. Cooper's employment without cause by Teton or for good reason by Mr. Cooper, Mr. Cooper is entitled to severance pay. The severance pay is equal to Mr. Cooper's salary for the preceding 24 months. Such severance may be paid in monthly installments over 24 months from the date of termination. Teton may discontinue the severance payments if Mr. Cooper violates the confidentiality, noncompetition, or nonsolicitation provisions of his employment agreement. After the third year, the agreement is automatically renewed from year to year, unless it is terminated as provided above.

Mr. Cooper's new agreement replaced the employment agreement dated effective December 1, 2000 (the "2000 Employment Agreement"). The 2000 Employment Agreement provided for an initial term of two years and an initial salary of $17,500 per month. The 2000 Employment Agreement also provided that upon the termination of Mr. Cooper without his consent, except for terminations related to a criminal conviction, death, disability, incapacity, bankruptcy, insolvency, gross negligence, gross dereliction of duty, or gross misconduct, that Mr. Cooper was entitled to a lump sum payment equal to three months salary, based on the salary being paid to Mr. Cooper at the date of termination.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions Involving Mr. Howard Cooper and Ms. Anna Cooper.
-------------------------------------------------------------

Mr. Cooper and Teton have entered into an employment agreement. Mr. Cooper's employment agreement with Teton is discussed at "EXECUTIVE COMPENSATION - Employment Contracts."

Ms. Anna R. Cooper, Mr. Cooper's wife, is in the second year of a two year employment agreement with Teton. The employment agreement provides that Ms. Cooper's initial salary is $6,500 per month. After the initial term, the agreement is automatically renewed from year to year, with such changes agreed by the parties, unless terminated by either party upon 90 days prior notice. The agreement provides that upon the termination of Ms. Cooper's employment without her consent, except for terminations related to a criminal conviction, death, disability, incapacity, bankruptcy, insolvency, gross negligence, gross dereliction of duty, or gross misconduct, that Ms. Cooper is entitled to a lump sum payment equal to three months salary, based on the salary being paid to Ms. Cooper at the date of termination.

Prior to December 1, 2000, Teton had a consulting arrangement with Taimen Corporation, to provide Teton with consulting and management services. Mr. Cooper was the director and president of Taimen Corporation. Mr. Cooper and Ms. Cooper were the sole employees of Taimen. Teton paid Taimen a total of $247,000 during the fiscal year ended December 31, 2000 and a total of $128,560 for the fiscal year ended December 31, 1999.

In 2001, Mr. Cooper loaned $137,000 to Teton. Such loan, together with interest at 8.28% per annum was due on February 1, 2002. The due date was subsequent extended to April 15, 2002, and was paid in full in April 2002.

Management believes that the terms of these transactions with its management were at least as favorable to the Company as those terms which the Company could have obtained from unrelated third parties through arms-length negotiations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables sets forth, as of May 12, 2003, the number of and percent of our common stock beneficially owned by (a) all directors and nominees, naming them, (b) our executive officers, (c) our directors and executive officers as a group, without naming them, and (d) persons or groups known by us to own beneficially 5% or more of our common stock:




         Name and Address                   Amount and Nature of         Percent
         of Beneficial Owner                Beneficial Ownership        of Class
         -------------------                --------------------        --------

         H. Howard Cooper                         1,216,667(1)             15.5%
         2135 Burgess Creek Road
         Suite #7
         P.O. Box 774327
         Steamboat Springs, CO 80477


         James J. Woodcock                         608,334 (2)              8.3%
         2404 Commerce Drive
         Midland, TX 79702

         Karl F. Arleth                            608,334 (3)              8.3%
         P.O. Box 23507
         0467 Lariat Loop
         Silverthorne, CO 80498


         Igor Effimoff                              89,815 (4)              1.3%
         13134 Hermitage Lane
         Houston, TX 77079

         John Mahar                                 83,334 (5)              1.2%
         7 West 73rd st.,
         New York, NY 10023


         Thomas F. Conroy                           83,334 (6)              1.2%
         3825 S. Colorado Blvd.
         Denver, CO 80110


         Ilia Gurevich                              24,456 (7)              0.4%
         1804 South Ironton street
         Aurora, CO 80012

         All executive officers and             15,170,808                35.82%
         directors as a group (7 persons)



* Less than one percent.

(1) Includes (i) 145,857 shares of common stock, (ii) 465,521 shares underlying warrants and (iii) 603,289 shares underlying warrants exercisable at $3.60 per share.

(2) Includes (i) 100,963 shares of common stock, (ii) 297,223 shares underlying warrants and (iii) 210,148 shares underlying warrants exercisable at $3.60 per share.

(3) Includes (i) 75,772 shares of common stock, (ii) 197,995 shares underlying warrants and (iii) 410,339 shares underlying warrants exercisable at $3.60 per share.

(4) Represents 89,815 shares underlying warrants exercisable at $3.60 per share.

(5) Represents 83,334 shares of underlying warrants exercisable at $3.60 per share.

(6) Includes (i) 15,972 shares of common stock, (ii) 38,704 shares underlying warrants and (iii) 28,658 shares underlying warrants exercisable at $3.60 per share.

(7) Represents 24,456 shares of underlying warrants exercisable at $3.60 per share.




DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to our registration statement of which this prospectus is a part.

     Our Amended Articles of Incorporation authorize the issuance of 250,000,000 shares of common stock, $.001 par value per share. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefor. In the event of a liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. The Board of Directors, from time to time in its sole discretion, has the authority to fix the powers, rights, qualifications, limitations, and restrictions pertaining to the preferred stock.







PLAN OF DISTRIBUTION

     The selling stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

     -- ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
     -- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     -- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     -- an exchange distribution in accordance with the rules of the applicable exchange;
     --   privately-negotiated transactions;
     --   short sales;
     -- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share; and
     --   a combination of any such methods of sale.

     In the event sales are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which the prospectus forms a part. In such post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales. In addition, if any shares of common stock or warrants offered for sale pursuant to this prospectus are transferred, subsequent holders could not use this prospectus until a post-effective amendment is filed, naming such holders.

     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The selling stockholder may pledge their shares of common stock to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder shall be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholder, but excluding brokerage commissions or underwriter discounts. We and the selling stockholder have agreed to indemnify each other against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


Penny Stock

     The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDER

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


COMMON STOCK:
                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner         Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (1)       (%)       Ownership (1)       (%)
---------------------     -------------   -----------   -------------   ----------
Advisory Group               132,464           1.94%         0               0

Alex Campbell                  7,047             *           0               0

Alfred John Knapp, Jr.
SEP c/o Citizens
National Bank Custodian       70,046           1.01%         0               0

Alzarouni, Ali M.S.           14,123             *           0               0

Alzarouni, Ayoub M.A.         21,184             *           0               0

Alzarouni, Hesham M.S.        21,184             *           0               0

Alzarouni, Sami Ismile        14,123             *           0               0

Amarillys Inc.                71,188           1.04%         0               0

AMPM Enterprises             122,580           1.79%         0               0

Andrew Deitz                  10,509             *           0               0

Andrew P. Echtermeyer          7,006             *           0               0

Andrew W. Coulton              7,006             *           0               0

Andrew W. Cumming            105,767           1.56%         0               0

Arthur J. Niebauer             1,576             *           0               0

Athens Building Inc.          70,485           1.03%         0               0

Avanti Resources, LTD          4,379             *           0               0

Avv. Carlo Canal              70,860           1.04%         0               0

Balruddery  Investments
 Inc.                        105,067           1.54%         0               0

Bank  Leumi  le-Israel,
 Zurich                      106,083           1.55%         0               0

                                       31

Barfield  Nominees  A/C
 12239                       161,102           2.35%         0               0

Barnaby J. Howard             14,262             *           0               0

Barry Alter                   17,857             *           0               0

Barry Biniaris                28,019             *           0               0

Barry Skolnick                17,512             *           0               0

Bernard Klein  Holdings
 Ltd.                         17,832             *           0               0

Braden Resources
 Corporation                  17,736             *           0               0

Brent Alexander Oswald         1,429             *           0               0

Brian Gruson                  58,048             *           0               0

Brownstone Resources          71,499           1.05%         0               0

BTR Global Arbitrage
 Trading Limited             175,111           2.55%         0               0

BTR Global Opportunity
 Trading Limited              35,023             *           0               0

Builders (Int'l) Limited      71,426           1.05%         0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*          143,325           2.09%         0               0

C.R. Bailey                    7,043             *           0               0

Candace G. Taylor              1,427             *           0               0

Carlo Canal                   70,045           1.03%         0               0

Carol Press                    4,379             *           0               0

Carole Hall                   17,512             *           0               0

Cedric Middleton               3,503             *           0               0

CGT Management               350,222           5.10%         0               0

Charles Cannon Brookes        10,507             *           0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                28,418             *           0               0

Chris Deitz                   31,787             *           0               0

Christiaan Marie Rutten       14,266             *           0               0

Christopher Vujnovich         35,024             *           0               0

Conroy & Co.                  24,940             *           0               0

Credit Agricole
 Indosuez (Suisse) SA        178,483           2.62%         0               0

Crystal Oswald IRA             9,627             *           0               0

Current Capital
 Corporation                 183,997           2.69%         0               0


                                       32

Dale H. & Jean F. Dorn
 Testamentary Trust FBO
 Dale F. Dorn                 35,371             *           0               0

Daniel Luskind                 1,576             *           0               0

David Curran                  10,670             *           0               0

David Reitz                    3,503             *           0               0

David T. Annear                  714             *           0               0

Dennis H. and Peggy L. Sun     1,426             *           0               0

DL Family Limited
 Partnership                   3,242             *           0               0

Eaton Vance Emerald
 Emerging Markets Fund        19,263             *           0               0

Edward Ajootian               71,134           1.04%         0               0

Energy Properties
 Limited, LP                   3,242             *           0               0

Enza Vitiello                 88,916           1.30%         0               0

Eurofinance, Inc.            431,756           6.17%         0               0

Excelsior Mining Fund         43,726             *           0               0

Family Tree Corporation       17,848             *           0               0

Finanz-Und
 Unternehmensberatung         26,771             *           0               0

Francis D. Hopkins             2,102             *           0               0

Franco Pivoli                 28,502             *           0               0

Garrett R. Bowden              3,503             *           0               0

Gene A. Williams                 354             *           0               0

George Hardy                  17,830             *           0               0

George W. Clay IV             53,131             *           0               0

Gerhard Jansen                 4,167             *           0               0

Gian Carlo Testori             7,006             *           0               0

Global Undervalued
 Securities                  700,442           9.84%         0               0

Great Eastern Energy &
 Development Corporation      70,588           1.04%         0               0

Hare & Co.                   168,106           2.45%         0               0

Harry Ptasynski and
 Nola  Grace  Ptasynski,
 husband and wife              4,052             *           0               0

Henry D. Haskell              35,521             *           0               0

Henry S. Krauss                1,576             *           0               0

Herbert W. Mahler              7,119             *           0               0

Ilia Gurevich                 13,162             *           0               0

                                       33

Ivy L. Fredericks              8,406             *           0               0

James Cleaver                 14,189             *           0               0

James J. Woodcock            100,000           1.45%         0               0

James Ladner                  28,297             *           0               0

Janine C. Lederman            35,023             *           0               0

Jeffrey R. Shotbolt           17,743             *           0               0

Jim Kirby                     22,910             *           0               0

Joel A.B. Clark                4,967             *           0               0

Johathan Banks                17,764             *           0               0

John F. Dorn                  35,371             *           0               0

John Hunzinger                 3,528             *           0               0

John P. O'Shea                 7,880             *           0               0

Joseph Bongiorno              14,183             *           0               0

Judith Douglas                 4,379             *           0               0

Kane, Gillian                    702             *           0               0

Kelly Butler                   7,006             *           0               0

Kelly V. Oswald                7,140             *           0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              7,067             *           0               0

Laurent Cohen                 21,014             *           0               0

Laurus Master Fund,
 Ltd.                        166,667           2.40%         0               0

Lee M. Wheeler                17,512             *           0               0

Leon Ventures Inc.            35,562             *           0               0

Lillian C. Leiva               7,006             *           0               0

Louis A. Oswald III IRA        4,212             *           0               0

Louis A. Oswald Jr.            2,857             *           0               0

Lucia Gison                   70,964           1.09%         0               0

Lynda Yablon                   4,379             *           0               0

Lyndon R. Wentz                3,563             *           0               0

M&D Land Company               1,426             *           0               0

Malto Investments LLC         35,024             *           0               0

Mark Wehde and Marilee         3,566             *           0               0

Marrs McLean Bowman           35,371             *           0               0

Mary and Keith
 Axelson, husband and
 wife                          3,531             *           0               0

                                       34

Maxim Partners LLC            21,014             *           0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 649             *           0               0

Michael Hopkins                  702             *           0               0

Michael J. Hayward            14,183             *           0               0

Michael R. Block               3,566             *           0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss
 IRA                          12,967             *           0               0

Mr. Gunnar C. Askeland         7,006             *           0               0

Mr. James Rosenfield          35,023             *           0               0

Ms. Lee M. Wheeler            17,512             *           0               0

Musgrave Investments,
 Ltd.                         26,235             *           0               0

Nicholas E. Wendland           3,242             *           0               0

North Link Oil and
 Gas, Ltd.                    14,010             *           0               0

Orhan I. Sadik-Khan           35,452             *           0               0

P. Richard Restall            35,023             *           0               0

Palm Beach Overseas
 Investment Limited          384,781           5.52%         0               0

Patrick O'Meara               70,312           1.03%         0               0

Paul Birmingham               21,124             *           0               0

Paul Wehde                       325             *           0               0

Pershing Keen Nominees
 Limited A/C AGCLT            59,578           1.80%         0               0

Philip R. Kruse               14,266             *           0               0

Pipeline Displays Ltd.        35,709             *           0               0

R.F. Bailey                   24,798             *           0               0

Rachael Krutchkoff            14,010             *           0               0

Regency Resources, Inc.       17,512             *           0               0

Richard and Dianne Kane          702             *           0               0

Richard Butler                42,910             *           0               0

Richard Elder                 70,045           1.03%         0               0

Richard Lamb                  70,045           1.03%         0               0

Robert D. and Julie L.
 Annear, joint tenants         1,427             *           0               0

Rockwell Capital
 Ventures                    102,775           1.51%         0               0

Ron Amini                     70,421           1.03%         0               0

                                       35

Ronald Weslosky                1,591             *           0               0

Russell N. Adkins             17,832             *           0               0

S. Lee Bowden                  3,503             *           0               0

Sagi Genger                   17,512             *           0               0

Salomon  Smith  Barney,
 Trustee  for the IRA of
 Karl F. Arleth               35,558             *           0               0

Salvatore Somma               14,196             *           0               0

Samuel D. Haskell             21,329             *           0               0

Sapphire Capital
 Limited                      70,045           1.03%         0               0

Sheldon Inwentash             17,876             *           0               0

Shirley L. Shanker             1,752             *           0               0

Simon Piggott                    -               *           0               0

Snapper, Inc.                250,087           3.67%         0               0

Strategic Partners Ltd.      420,754           6.16%         0               0

Suncrest Securities
 Corporation                  70,860           1.04%         0               0

The Advisory Group            77,049           1.13%         0               0

Third Millennium
 Russia Fund                 350,221           5.04%         0               0

Thomas D. & Sheila K.
 Lawson                       14,286             *           0               0

Timothy John Cawston          17,752             *           0               0

Tradewinds Offshore
 Fund                         17,512             *           0               0

UFG Tradewinds Debt
 Strategies Fund, LP          87,556           1.29%         0               0

Veronica Kristi Prenn        141,482           2.07%         0               0

Volga Fixed Income
 Fund, L.P.                   71,042           1.04%         0               0

Vostok Fund LP               178,471           2.60%         0               0

William and Nancy
 Axelson                       3,531             *           0               0

William Flynn                  6,361             *           0               0

William Gaskey                 8,930             *           0               0

William J. Ritger             18,912             *           0               0

William Ritger                52,533             *           0               0

Wind River Resources,
 Inc.                          3,242             *           0               0

Wyatt R. Haskell             175,111           2.55%         0               0

                                       36

Yergin, Daniel H.             52,878             *           0               0


*     Less than 1%

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

     Unless otherwise indicated, the selling stockholders are registering an amount of shares underlying warrants equal to the amount of warrants on the chart below. Each warrant is exercisable at $6.00 per share.





      WARRANTS:
                                Before Offering                 After Offerings
----------------------------------------------------------------------------------
  Name and address of      Amount and                    Amount and
   Beneficial Owner(1)      Nature of     Percent of      Nature of     Percent of
                           Beneficial        Class       Beneficial        Class
                          Ownership (2)       (%)       Ownership (2)       (%)
---------------------     -------------   -----------   -------------   ----------
Advisory Group                62,381           1.38%         0               0

Alex Campbell                  3,334           0.07%         0               0

Alfred John Knapp, Jr.
 SEP c/o Citizens
 National Bank Custodian      33,334             *           0               0

Alzarouni, Ali M.S.            6,667           0.15%         0               0

Alzarouni, Ayoub M.A.         10,000           0.22%         0               0

Alzarouni, Hesham M.S.        10,000           0.22%         0               0

Alzarouni, Sami Ismile         6,667           0.15%         0               0

Amarillys Inc.                33,334           0.74%         0               0

AMPM Enterprises              58,334           1.29%         0               0

Andrew Deitz                   5.001             *           0               0

Andrew P. Echtermeyer          3,334           0.07%         0               0

Andrew W. Coulton              3,334           0.07%         0               0

Andrew W. Cumming             50,001           1.11%         0               0

Arthur J. Niebauer               750           0.02%         0               0

Athens Building Inc.          33,334           0.74%         0               0

Avanti Resources, LTD          2,084           0.05%         0               0

Avv. Carlo Canal              33,334           0.74%         0               0

                                       37

Balruddery  Investments
 Inc.                         50,000           1.11%         0               0

Bank Leumi le-Israel,
 Zurich                       50,000           1.11%         0               0

Barfield Nominees A/C
 12239 Barnaby J. Howard      76,667           1.70%         0               0

Barnaby J. Howard              6,667           0.15%         0               0

Barry Alter                    8,334           0.18%         0               0

Barry Biniaris                13,334           0.30%         0               0

Barry Skolnick                 8,334           0.18%         0               0

Bernard Klein  Holdings
 Ltd.                          8,334           0.18%         0               0

Braden Resources
 Corporation                   8,334           0.18%         0               0

Brent Alexander Oswald           667           0.01%         0               0

Brian Gruson                  27,084           0.60%         0               0

Brownstone Resources          33,334           0.74%         0               0

BTR Global Arbitrage
 Trading Limited              83,334           1.85%         0               0

BTR Global Opportunity
 Trading Limited              16,667           0.37%         0               0

Builders (Int'l)
 Limited                      33,334             *           0               0

C&J Pension Trust,
 James J. & Claire
 Woodcock Trustees*           66,667           1.48%         0               0

C.R. Bailey                    3,334           0.07%         0               0

Candace G. Taylor                667           0.01%         0               0

Carlo Canal                   33,334             *           0               0

Carol Press                    2,084           0.05%         0               0

Carole Hall                    8,334           0.18%         0               0

Cedric Middleton               1,667           0.04%         0               0

CGT Management               166,667           3.70%         0               0

Charles Cannon Brookes         5,000           0.11%         0               0

Charles Schwab & Co
 Inc. fbo Susan Crowe
 Whitcomb, IRA                13,334           0.30%         0               0

Chris Deitz                   15,001             *           0               0

Christiaan Marie Rutten        6,667           0.15%         0               0

Christopher Vujnovich         16,667             *           0               0

Conroy & Co.                  12,223             *           0               0

Credit Agricole
 Indosuez (Suisse) SA         87,835           1.95%         0               0

                                       38

Crystal Oswald IRA             4,500           0.10%         0               0

Current Capital
 Corporation                  86,667           1.93%         0               0

Dale H. & Jean F. Dorn
 Testamentary Trust FBO
 Dale F. Horn                 16,667           0.37%         0               0

Daniel Luskind                   750           0.02%         0               0

David Curran                   5,000           0.11%         0               0

David Reitz                    1,667           0.04%         0               0

David T. Annear                  334           0.01%         0               0

Dennis H. and Peggy L.
 Sun                             667           0.01%         0               0

DL Family Limited
 Partnership                   1,514           0.03%         0               0

Eaton Vance Emerald
 Emerging Markets Fund         9,167           0.20%         0               0

Edward Ajootian               33,334           0.74%         0               0

Energy Properties
 Limited, LP                   1,514           0.03%         0               0

Enza Vitiello                 41,667           0.92%         0               0

Eurofinance, Inc.            358,334           7.95%         0               0

Excelsior Mining Fund         20,809           0.46%         0               0

Family Tree Corporation        8,334           0.18%         0               0

Finanz-Und
 Unternehmensberatung         12,500           0.28%         0               0

Francis D. Hopkins             1,000           0.02%         0               0

Franco Pivoli                 13,334           0.30%         0               0

Garrett R. Bowden              1,667           0.04%         0               0

Gene A. Williams                 167           0.00%         0               0

George Hardy                   8,334           0.18%         0               0

George W. Clay IV             25,000           0.55%         0               0

Gerhard Jansen                 4,167           0.09%         0               0

Gian Carlo Testori             3,334           0.07%         0               0

Global Undervalued
 Securities                  333,334           7.40%         0               0

Great Eastern Energy &
 Development Corporation      33,334             *           0               0

Hare & Co.                    80,000           1.77%         0               0

Harry Ptasynski and
 Nola Grace Ptasynaski,
 husband and wife              1,892           0.04%         0               0

Henry D. Haskell              16,667           0.37%         0               0


                                       39

Henry S. Krauss                  750           0.02%         0               0

Herbert W. Mahler              3,334           0.07%         0               0

Ilia Gurevich                  6,264           0.14%         0               0

Ivy L. Fredericks              4,000           0.09%         0               0

James Cleaver                  6,667           0.15%         0               0

James J. Woodcock            100,000           2.22%         0               0

James Ladner                  13,334           0.30%         0               0

Janine C. Lederman            16,667           0.37%         0               0

Jeffrey R. Shotbolt            8,334           0.18%         0               0

Jim Kirby                     10,835             *           0               0

Joel A.B. Clark                2,334           0.05%         0               0

Johathan Banks                 8,334           0.18%         0               0

John F. Dorn                  16,667           0.37%         0               0

John Hunzinger                 1,667           0.04%         0               0

John P. O'Shea                 3,750           0.08%         0               0

Joseph Bongiorno               6,667           0.15%         0               0

Judith Douglas                 2,084           0.05%         0               0

Kane, Gillian                    334           0.01%         0               0

Kelly Butler                   3,334           0.07%         0               0

Kelly V. Oswald                3,334           0.07%         0               0

Ken M. Welshimer and
 Theresa L. Welshimer,
 husband and wife              3,334           0.07%         0               0

Laurent Cohen                 10,000           0.22%         0               0

Laurus Master Fund,
 Ltd.                        166,667           3.70%         0               0

Lee M. Wheeler                 8,334           0.18%         0               0

Leon Ventures Inc.            16,667           0.37%         0               0

Lillian C. Leiva               3,334           0.07%         0               0

Louis A. Oswald III IRA        1,967           0.04%         0               0

Louis A. Oswald Jr.            1,334           0.03%         0               0

Lucia Gison                   33,334           0.74%         0               0

Lynda Yablon                   2,084           0.05%         0               0

Lyndon R. Wentz                1,667           0.04%         0               0

M&D Land Company                 667           0.01%         0               0

Malto Investments LLC         16,668            *            0               0

Mark Wehde and Marilee         1,665           0.04%         0               0


                                       40

Marrs McLean Bowman           16,667           0.37%         0               0

Mary and Keith
 Axelson, husband and
 wife                          1,667           0.04%         0               0

Maxim Partners LLC            10,000           0.22%         0               0

Melvin T. and Laurie
 L. Baker, as tenants
 by the entirety                 303            0.01%        0               0

Michael Hopkins                  334            0.01%        0               0

Michael J. Hayward             6,667            0.15%        0               0

Michael R. Block               1,667            0.04%        0               0

Midhill, a Wyoming
 Partnership, trustee
 f/b/o Susan E. Heiss IRA      6,055             *           0               0

Mr. Gunnar C. Askeland         3,334           0.07%         0               0

Mr. James Rosenfield          16,667           0.37%         0               0

Ms. Lee M. Wheeler             8,334           0.18%         0               0

Musgrave Investments,
 Ltd.                         12,485           0.28%         0               0

Nicholas E. Wendland           1,514           0.03%         0               0

North Link Oil and
 Gas, Ltd.                     6,667           0.15%         0               0

Orhan I. Sadik-Khan           16,668           0.36%         0               0

P. Richard Restall            16,667           0.37%         0               0

Palm Beach Overseas
 Investment Limited          183,114           4.06%         0               0

Patrick O'Meara               33,334           0.74%         0               0

Paul Birmingham               10,002             *           0               0

Paul Wehde                       152           0.00%         0               0

Pershing Keen Nominees
 Limited A/C AGCLT            28,334           1.29%         0               0

Philip R. Kruse                6,667           0.15%         0               0

Pipeline Displays Ltd.        16,667           0.37%         0               0

R.F. Bailey                   11,667           0.26%         0               0

Rachael Krutchkoff             6,667           0.15%         0               0

Regency Resources, Inc.        8,334           0.18%         0               0

Richard and Dianne Kane          334           0.01%         0               0

Richard Butler                20,000           0.44%         0               0

Richard Elder                 33,334           0.74%         0               0

Richard Lamb                  33,334           0.74%         0               0

Robert D. and Julie L.
 Annear, joint tenants           667           0.01%         0               0

                                       41

Rockwell Capital
 Ventures                     48,334           1.08%         0               0

Ron Amini                     33,334           0.74%         0               0

Ronald Weslosky                  757           0.02%         0               0

Russell N. Adkins              8,334           0.18%         0               0

S. Lee Bowden                  1,667           0.04%         0               0

Sagi Genger                    8,334           0.18%         0               0

Salomon Smith Barney,
 Trustee for the IRA of
 Karl F. Arleth               16,667           0.37%         0               0

Salvatore Somma                6,667           0.15%         0               0

Samuel D. Haskell             10,000           0.22%         0               0

Sapphire Capital
 Limited                      33,334           0.74%         0               0

Sheldon Inwentash              8,334           0.18%         0               0

Shirley L. Shanker               834           0.02%         0               0

Simon Piggott                     -            0.00%         0               0

Snapper, Inc.                118,168           2.63%         0               0

Strategic Partners Ltd.    2,000,001           4.44%         0               0

Suncrest Securities
 Corporation                  33,334           0.74%         0               0

The Advisory Group            36,667           0.81%         0               0

Third Millennium
 Russia Fund                 166,667           3.70          0               0

Thomas D. & Sheila  K.
 Lawson                        6,667           0.15%         0               0

Timothy John Cawston           8,334           0.18%         0               0

Tradewinds Offshore
 Fund                          8,334           0.18%         0               0

UFG Tradewinds Debt
 Strategies Fund, LP          25,000           0.55%         0               0

UFG  Tradewinds  Russia
 Value Fund, LLC              16,667           0.37%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Veronica Kristi Prenn         33,334           0.74%         0               0

Volga Fixed Income
 Fund, L.P.                   33,334           0.74%         0               0

Vostok Fund LP                83,334           1.85%         0               0

William and Nancy
 Axelson                       1,667           0.04%         0               0

William Flynn                  3,027           0.07%         0               0

William Gaskey                 4,167           0.09%         0               0

                                       42

William J. Ritger              9,000           0.20%         0               0

William Ritger                25,000           0.55%         0               0

Wind River Resources,
 Inc.                          1,514           0.03%         0               0

Wyatt R. Haskell              83,334           1.85%         0               0

Yergin, Daniel H.             25,001            *            0               0


     Unless otherwise noted below, each of the above-referenced warrants are exercisable into one shares of common stock at an exercise price of $6.00.






LEGAL MATTERS

     The validity of the shares of common stock being offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, New York, New York.








EXPERTS

     Our consolidated financial statements at December 31, 2001 and 2002 appearing in this prospectus and registration statement have been audited by Ehrhardt Keefe Steiner & Hottman PC, Inc., independent auditors, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Teton Petroleum Company, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC").

     We are subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549; Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public
Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at HTTP://WWW.SEC.GOV. ------------------

     We  furnish  our  stockholders  with  annual  reports   containing  audited
financial statements.

Index to Financial Statements

Teton Petroleum Company



            Unaudited Consolidated Financial Statements March 31, 2003

Financial Statements

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



            Audited Consolidated Financial Statements December 31, 2002

INDEPENDENT AUDITORS' REPORT

Financial Statements

CONSOLIDATED BALANCE SHEET

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

TETON PETROLEUM COMPANY



                           Consolidated Balance Sheets


                                                                                   December 31,
                                                                  March 31, 2003       2002
                                                                  ------------     -----------
                                                                     (Unaudited)
                                         Assets

Current assets
  Cash ........................................................   $    405,765    $    712,013
  Proportionate share of Goloil accounts receivable ...........        796,242         642,525
  Proportionate share of Goloil VAT and other accounts
  receivable ..................................................      1,248,822         913,583
  Stock subscriptions receivable ..............................         25,000       1,939,610
  Proportionate share of Goloil inventory .....................        483,885         502,989
  Prepaid expenses  and  other assets .........................         16,000          91,446
                                                                  ------------     -----------
      Total current assets ....................................      2,975,714       4,802,166
                                                                  ------------     -----------

Non-current assets
  Oil and gas properties, net (successful efforts) ............      7,478,577       4,896,308
  Fixed assets, net ...........................................        540,894         313,921
                                                                  ------------     -----------
      Total non-current assets ................................      8,019,471       5,210,229
                                                                  ------------     -----------

Total assets ..................................................   $ 10,995,185    $ 10,012,395
                                                                  ============     ===========


                          Liabilities and Stockholders' Deficit

Current liabilities
  Accounts  payable and accrued  liabilities ..................   $    456,753    $    650,356
  Proportionate share of Goloil accounts payable and
   accrued liabilities (Note 2) ...............................      2,539,287       1,534,344
  Current portion of proportionate share of notes
   payable owed to affiliate (Note 2) .........................      2,844,711       2,441,424
                                                                  ------------     -----------
      Total current liabilities ...............................      5,840,751       4,626,124
                                                                  ------------     -----------

Non-current liabilities
  Proportionate share of notes payable advances owed to
    affiliate .................................................           --           507,001
                                                                  ------------     -----------
      Total non-current liabilities ...........................           --           507,001
                                                                  ------------     -----------
      Total liabilities .......................................      5,840,751       5,133,125
                                                                  ------------     -----------

Commitments and contingencies

Stockholders' equity
  Common stock, $0.001 par value, 250,000,000 and 100,000,000 shares authorized, 6,586,942 and 6,289,520 share
  s issued and outstanding at March
  31, 2003 and December 31, 2002 ..............................          6,587           6,290
  Additional paid-in capital ..................................     26,880,017      26,165,214
  Accumulated deficit .........................................    (22,548,670)    (22,022,734)
  Foreign currency translation adjustment .....................        816,500         730,500
                                                                  ------------     -----------
      Total stockholders' equity ..............................      5,154,434       4,879,270
                                                                  ------------     -----------

Total liabilities and stockholders' equity ....................   $ 10,995,185    $ 10,012,395
                                                                  ============     ===========


           See notes to unaudited consolidated financial statements.

TETON PETROLEUM COMPANY








     Unaudited Consolidated Statements of Operations and Comprehensive Loss

                                                   For the Three Months Ended
                                                           March 31,
                                                   --------------------------
                                                      2003           2002
                                                   -----------    -----------

Sales ..........................................   $ 3,408,718    $   821,000

Cost of sales and expenses
   Oil and gas production ......................       885,545        146,392
   Transportation and marketing ................       280,965         78,662
   Taxes other than income taxes ...............     1,427,572        368,855
   General and administrative - Goloil .........       219,557         93,000
   General and administrative - Teton Petroleum        772,899        562,311
   Depreciation, depletion and amortization ....       170,737         24,000
                                                   -----------    -----------
     Total cost of sales and expenses ..........     3,757,275      1,273,220
                                                   -----------    -----------

(Loss) income from operations ..................      (348,557)      (452,220)
                                                   -----------    -----------

Other income (expense)
   Other income ................................        21,688            125
   Financing charges ...........................          --         (104,591)
   Interest expense ............................       (94,225)       (77,126)
                                                   -----------    -----------
                                                       (72,537)      (181,592)
                                                   -----------    -----------

Net loss before taxes ..........................      (421,094)      (633,812)

Foreign income tax .............................      (104,842)          --

Net loss .......................................      (525,936)      (633,812)

Other comprehensive (loss) income, net of tax
   Effect of exchange rates ....................        86,000        (42,000)
                                                   -----------    -----------
Other comprehensive (loss) income ..............        86,000        (42,000)
                                                   -----------    -----------

Comprehensive loss .............................   $  (439,936)   $  (675,812)
                                                   ===========    ===========

Basic and diluted weighted average common shares
    outstanding ................................     6,321,218      2,374,046
                                                   ===========    ===========

Basic and diluted (loss) income per common share   $     (0.08)   $     (0.27)
                                                   ===========    ===========

           See notes to unaudited consolidated financial statements.

TETON PETROLEUM COMPANY

                 Unaudited Consolidated Statements of Cash Flows

                                                        For the Three Months Ended
                                                                       March 31,
                                                        --------------------------
                                                            2003           2002
                                                        -----------    -----------

Cash flows from operating activities
  Net loss ..........................................   $  (525,936)   $  (633,812)
                                                        -----------    -----------
  Adjustments to reconcile net (loss) income to net
   cash used in operating activities
  Depreciation, depletion, and amortization .........       170,737         24,000
  Stock and stock options issued for services and
   interest .........................................          --           46,582
   Amortization of note payable discount ............          --           58,009
   Changes in assets and liabilities
     Accounts receivable ............................      (488,956)      (334,000)
     Prepaid expenses and other assets ..............        75,446         34,000
     Inventory ......................................        19,104        (23,500)
     Accounts payable and accrued liabilities .......     1,034,540        122,432
                                                        -----------    -----------
                                                            810,871        (72,477)
                                                        -----------    -----------
      Net cash used in operating activities .........       284,935       (706,289)
                                                        -----------    -----------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures .    (2,979,979)      (128,044)
                                                        -----------    -----------
      Net cash used in investing activities .........    (2,979,979)      (128,044)
                                                        -----------    -----------

Cash flows from financing activities Net (repayments) proceeds from advances under notes
  payable from affiliate ............................      (103,714)       305,600
  Proceeds from deposits on convertible debentures ..          --        1,071,500
  Collection of stock subscriptions receivable ......     1,939,610           --
  Proceeds from issuance of stock, net of issue costs
  of $98,100 ........................................       466,900           --
  Payments on notes payable .........................          --         (269,210)
                                                        -----------    -----------
      Net cash provided by financing activities .....     2,302,796      1,107,890
                                                        -----------    -----------

Effect of exchange rates ............................        86,000        (10,065)
                                                        -----------    -----------

Net (decrease) increase in cash .....................      (306,248)       263,492

Cash - beginning of year ............................       712,013        182,502
                                                        -----------    -----------

Cash - end of year ..................................   $   405,765    $   445,994
                                                        ===========    ===========

Supplemental disclosure of non-cash activity:

During 2003, the Company had the following transactions:

     7,408 shares of stock were issued to a consultant for services valued at $20,000 provided in 2001 and accrued in accounts payable.

     73,422 shares of stock and 66,667 warrants exercisable at $6.00 were issued to a consultant for services provided in 2002 valued at $200,000 and accrued in accounts payable.

     $25,000 of stock subscriptions receivable outstanding at March 31, 2003 were collected in April 2003.

During 2002, the Company had the following transactions:

     In exchange for the extension of principal payments on four notes payable, the Company modified expiration dates of certain warrants previously held by the note holders and issued an additional 10,417 such warrants. The fair value of the extension of the warrants and of the issued warrants totaled $46,582 and has been included in financing costs.

           See notes to unaudited consolidated financial statements.




TETON PETROLEUM COMPANY

              Notes to Unaudited Consolidated Financial Statements


Note 1 - Basis of Presentation and Significant Accounting Policies

The March 31, 2003 financial statements are unaudited and reflect all adjustments (consisting only of normal recurring adjustments), which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. The unaudited financial statements as of March 31, 2003, as is customary in the oil and gas industry, reflect a pro rata consolidation of the Company's 50% interest in ZAO Goloil, a Russian closed joint-stock company. The unaudited financial statements contained herein should be read in conjunction with the financial statements and notes thereto contained in the Company's financial statement for the year ended December 31, 2002. The results of operations for the period ended March 31, 2003 are not necessarily indicative of the results for the entire fiscal year.

Asset Retirement Obligations

Effective January 1, 2003, the Company adopted the provisions of Financial Accounting Standard No. 143 (SFAS 143) "Accounting for Asset Retirement Obligations". SFAS 143 requires record the fair value of a liability for an asset retirement obligation to be recorded in the period in which it is incurred. Overtime this liability is accreted to its expected future value with accretion being recorded as a charge to operations. The majority of the Company's asset retirement obligations relate to the projected costs to plug and abandon oil and gas wells, and closure of access roads on the license area in Russia.

The Company currently cannot make an assessment of the fair value for it's proportionate share of asset retirement obligations, and according no liability for the fair value of these costs has been recorded in the accompanying financial statements. Currently the fair value of these costs is not able to be determined as a final plan of abandonment and closure for these future obligations has not been finalized with the applicable governmental bodies of the Russian government, and therefore the specific actions required to satisfy the obligations under the license are not known with a degree of certainty to enable reasonable estimation, although management believes that any ultimate liability to plug and abandon wells and close access roads will not be material to the financial condition or results of operations of the Company.

Foreign Currency Exchange Rates

The consolidated financial statements reflect the Company's pro-rata share of its subsidiary Goloil. The conversion of the functional currency of Goloil (a Russian Company) in rubles to the reporting currency of U.S. dollars is based upon the exchange rates in effect. The exchange rates in effect at March 31, 2003 and 2002 were 31.40 and 31.22 rubles to the U.S. dollar, respectively. The average rates in effect during the three-month periods ended March 31, 2003 and 2002, were 31.67 and 30.84 rubles to the U.S. dollar, respectively.

Earnings Per Share

At the March 19, 2003 meeting, the Company's shareholders approved a reverse 1 for 12 stock split. All share amounts and earnings per share have been adjusted to reflect the split.

All potential dilutive securities have an antidilutive effect on earnings (loss) per share and accordingly, basic and dilutive weighted average shares are the same.



Note 2 - Proportionate Share of Liabilities

The proportionate share of accounts payable and accrued liabilities of $2,539,287 at March 31, 2003 are obligations of Goloil and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

The following notes reflect the Company's 50% pro-rata share of notes payable advances made of Goloil owed to an affiliate. These advances are also obligations of Goloil at March 31, 2003 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.


Pro-rata share of Goloil notes payable owed to an affiliate. The proceeds were used to pay certain operating expenses and capital expenditures of Goloil. These notes provide for interest rates of 8%, with quarterly interest payments, maturing through February 2004. These notes are secured by substantially all Goloil assets. The notes payable will be repaid from cash flow from ZAO Goloil as available, or
extended to future periods.                               $2,844,711
Less  current portion                                     (2,844,711)
                                                          ----------
                                                          $      -
                                                          ==========


Note 3 - Stockholder's Equity

In March 2003, the stockholder's approved an increase in the amount of authorized common shares from 100,000,000 to 250,000,000 and also approved 25,000,000 of preferred stock authorized for future issuances.

During the quarter ended March 31, 2003, the Company received $466,900 of proceeds (net of costs of $98,100) from the issuance of 207,416 shares of common stock. The Company also issued 9,178 shares of common stock under a stock subscription agreement for $25,000 that was collected in April of 2003. The Company also received $1,939,610 during the quarter related to outstanding stock subscriptions receivable at December 31, 2002.

The Company issued 1,009,870 warrants during the quarter in connection with the private placement to investors. The Company also has an obligation to issue 58,498 warrants to an entity for its services directly related to raising capital under private placements during the quarter.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors and Stockholders
Teton Petroleum Company
Denver, Colorado


We have audited the accompanying consolidated balance sheet of Teton Petroleum Company as of December 31, 2002, and the related consolidated statements of operations and comprehensive loss, changes in stockholders' (deficit) equity and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Teton Petroleum Company as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.


                                    /s/Ehrhardt  Keefe Steiner & Hottman PC
                                       Ehrhardt  Keefe Steiner & Hottman PC

March 28, 2003
Denver, Colorado

TETON PETROLEUM COMPANY

                           Consolidated Balance Sheet
                                December 31, 2002

                                     Assets

Current assets
   Cash ........................................................   $    712,013
   Proportionate share of accounts receivable ..................        642,525
   Proportionate share of accounts receivable (other) ..........        913,583
   Stock subscriptions receivable (paid in 2003) ...............      1,939,610
   Proportionate share of inventory ............................        502,989
   Prepaid expenses and other assets ...........................         91,446
                                                                   ------------
     Total current assets ......................................      4,802,166
                                                                   ------------

Non-current assets
   Oil and gas properties, net (successful efforts) ............      4,896,308
   Fixed assets, net ...........................................        313,921
                                                                   ------------
     Total non-current assets ..................................      5,210,229
                                                                   ------------

Total assets ...................................................   $ 10,012,395
                                                                   ============

                            Liabilities and Stockholders' Equity

Current liabilities
   Accounts payable and accrued liabilities ....................   $    650,356
   Proportionate share of accounts payable and accrued
    liabilities ................................................      1,534,344
   Current portion of proportionate share of notes
    payable owed to affiliate ..................................      2,441,424
                                                                   ------------
     Total current liabilities .................................      4,626,124
                                                                   ------------

Non-current liabilities
   Proportionate share of notes payable advances owed
    to affiliate ...............................................        507,001
                                                                   ------------
     Total non-current liabilities .............................        507,001
                                                                   ------------
     Total liabilities .........................................      5,133,125
                                                                   ------------

Commitments and contingencies

Stockholders' equity
   Common stock, $.001 par value, 100,000,000 shares
    authorized, 75,474,241 and 28,488,557 shares issued
    and outstanding at December 31, 2002 and 2001 ..............         75,474
   Additional paid-in capital ..................................     26,096,030
   Accumulated deficit .........................................    (22,022,734)
   Foreign currency translation adjustment .....................        730,500
                                                                   ------------
     Total stockholders' equity ................................      4,879,270
                                                                   ------------

Total liabilities and stockholders' equity .....................   $ 10,012,395


                                                                   ============
                 See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

          Consolidated Statements of Operations and Comprehensive Loss


                                                     For the Years Ended
                                                          December 31,
                                                  ---------------------------
                                                       2002          2001
                                                  ------------   ------------

Sales ..........................................  $  6,923,320   $  1,625,352

Cost of sales and expenses
   Oil and gas production ......................     2,741,303      1,068,250
   Taxes other than income taxes ...............     3,537,990        495,789
   General and administrative ..................     5,333,726      1,521,970
   Depreciation, depletion and amortization ....       451,930         45,313
                                                  ------------   ------------
     Total cost of sales and expenses ..........    12,064,949      3,131,322
                                                  ------------   ------------

Loss from operations ...........................    (5,141,629)    (1,505,970)
                                                  ------------   ------------

Other income (expense)
   Other income ................................        51,751          9,381
   Interest expense ............................      (385,939)      (161,019)
   Financing charges ...........................    (5,498,106)          --
                                                  ------------   ------------
      Total other income (expense) .............    (5,832,294)      (151,638)
                                                  ------------   ------------

Net loss .......................................   (10,973,923)    (1,657,608)

Other comprehensive loss, net of tax
   Effect of exchange rates ....................      (140,773)       (84,041)
                                                  ============   ============

Comprehensive loss .............................  $(11,114,696)  $ (1,741,649)
                                                   ===========   ============

Basic and diluted weighted average common shares
  outstanding ..................................    37,262,817     26,927,259
                                                  ============   ============

Basic and diluted loss per common share ........  $      (0.29)  $      (0.06)
                                                  ============   ============



                 See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

      Consolidated Statements of Changes in Stockholders' (Deficit) Equity
                 For the Years Ended December 31, 2002 and 2001



                                                       Common Stock                            Foreign                     Total
                                                                               Additional     Currency                 Stockholders'
                                                  -------------------------      Paid-in       Translation Accumulated    Equity
                                                    Shares        Amount         Capital       Adjustment     Deficit    (Deficit)
                                                  ----------   ------------   ------------    ------------ ------------ -----------


Balance - December 31, 2000 .................   24,977,341   $     24,977   $  8,469,221    $    955,314   $ (9,391,203)    $58,309


Common stock issued for cash ................    3,466,772          3,467      1,294,806            --             --     1,298,273

Common stock and warrants issued
 for services ...............................       44,444             44         32,581            --             --        32,625

Compensation for variable plan warrants .....         --             --          (30,000)           --             --       (30,000)

Net loss ....................................         --             --             --              --       (1,657,608) (1,657,608)

Foreign currency translation adjustment .....         --             --             --           (84,041)          --       (84,041)
                                                ----------   ------------   ------------    ------------   ------------ ------------


Balance - December 31, 2001 .................   28,488,557         28,488      9,766,608         871,273    (11,048,811)   (382,442)

Common stock issued for cash ................   14,684,845         14,685      3,318,775            --             --     3,333,460

Common stock subscriptions paid in 2003 .....    8,544,534          8,545      1,931,065            --             --     1,939,610

Common stock and warrants issued
 for services ...............................    2,654,376          2,654        834,472            --             --       837,126

Common stock issued for conversion of
 convertible debentures .....................   21,101,929         21,102      5,333,887            --             --     5,354,989

Warrants issued and in-the-money conversion
 feature on convertible debentures ..........         --             --        4,557,845            --             --     4,557,845

Warrants issued with notes payable ..........         --             --          150,016            --             --       150,016

Warrants issued in connection with extensions
 on notes payable ...........................         --             --          203,362            --             --       203,362

Net loss ....................................         --             --             --              --      (10,973,923)(10,973,923)

Foreign currency translation adjustment .....         --             --             --          (140,773)          --      (140,773)
                                                ----------   ------------   ------------    ------------   ------------ ------------


Balance - December 31, 2002 .................   75,474,241   $     75,474   $ 26,096,030    $    730,500   $(22,022,734) $4,879,270
                                                ==========   ============   ============    ============   ============  ===========

                 See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

                      Consolidated Statements of Cash Flows

                                                               For the Years Ended
                                                                    December 31,
                                                          ----------------------------
                                                               2002            2001
                                                          ------------    ------------

Cash flows from operating activities
  Net loss ............................................   $(10,973,923)   $ (1,657,608)
                                                          ------------    ------------
  Adjustments to reconcile net loss to net cash used in
   operating activities
  Depreciation, depletion, and amortization ...........        451,930          45,313
   Stock based compensation for variable plan warrants            --           (30,000)
   Stock and stock options issued for services
    and interest ......................................           --            32,625
   Warrants issued for notes payable extensions .......         46,582            --
   Stock and warrants issued for services .............        837,126            --
   Debentures issued for services .....................        267,500            --
   Amortization of debenture and note payable
    discounts .........................................      5,331,412            --
   Changes in assets and liabilities
     Accounts receivable ..............................     (1,048,608)       (331,225)
     Prepaid expenses and other assets ................        (57,446)        (18,063)
     Inventory ........................................       (313,489)       (134,456)
     Accounts payable and accrued liabilities .........        290,131         540,854
                                                          ------------    ------------
                                                             5,805,138         105,048
                                                          ------------    ------------
      Net cash used in operating activities ...........     (5,168,785)     (1,552,560)
                                                          ------------    ------------

Cash flows from investing activities
  Oil and gas properties and equipment expenditures ...     (3,222,349)       (322,398)
                                                          ------------    ------------
      Net cash used in investing activities ...........     (3,222,349)       (322,398)
                                                          ------------    ------------

Cash flows from financing activities
  Net proceeds from (payments on) advances owed to
   affiliates under notes payable .....................      2,178,525        (150,100)
  Proceeds from issuance of convertible debentures ....      4,143,643            --
  Issuance of common stock ............................           --         1,298,273
  Proceeds from notes payable .........................        300,000         637,000
  Payments on notes payable ...........................       (894,210)       (167,790)
  Issuance of common stock ............................      3,333,460            --
                                                          ------------    ------------
      Net cash provided by financing activities .......      9,061,418       1,617,383
                                                          ------------    ------------

Effect of exchange rates ..............................       (140,773)        (31,806)

Net increase (decrease) in cash .......................        529,511        (289,381)
                                                          ------------    ------------

Cash - beginning of year ..............................   $    182,502    $    471,883
                                                          ============    ============

Cash - end of year ....................................   $    712,013    $    182,502

Supplemental disclosure of cash flow information

Cash paid for:                      Interest
                                  ----------

    2002                          $    120,008
    2001                          $     28,123


Supplemental disclosure of non-cash activity:

     During 2002, the Company had the following transactions:

          In exchange for the extension of principal payments on four notes payable, the Company modified expiration dates of certain warrants previously held by the note holders and issued an additional 125,000 such warrants. The fair value of the modification of the warrants totaled $46,582 and has been recorded as financing costs.

          A note payable of $250,000 was converted into a convertible debenture with 1,000,000 warrants also being issued under the same terms of the Company's private placement offering of convertible debentures.

          19,774,572 warrants were issued with convertible debentures valued at $811,559 were initially recorded as a discount on the debentures. At December 31, 2002, the full amount of the discount had been amortized as financing costs.

          In-the-money   conversion  features  on  convertible  debt  valued  at
          $3,746,285 were recognized as financing costs.

          The Company issued 1,724,138 warrants in connection with related party notes payable of $450,000 and $50,000. The warrants were valued at $156,781 and recorded as financing costs.

          $267,500 of convertible debentures with 1,070,000 warrants valued at $14,250 for a total amount of $281,750 were issued for consulting services.

          500,000 warrants issued with a note payable valued at $150,016 were initially recorded as a discount on the note payable. At December 31, 2002 the full discount had been amortized and recorded as financing costs.

          $4,661,143 of debentures and accrued interest of $227,075 were converted into 21,101,929 shares of stock with $466,771 being paid as a premium at conversion and recorded as financing costs.

          2,654,376 shares of stock were issued to consultants for services valued at $607,790.

          1,600,000 warrants were issued to consultants for services valued at $215,086.

          Approximately $1,142,000 of capital expenditures for oil and gas properties were included in accounts payable at December 31, 2002.

          During the fourth quarter of 2002, the Company received $1,939,610 of stock subscriptions receivable for 8,544,534 shares of stock. The cash for these subscriptions were paid during the first quarter of 2003.

     During 2001, the Company had the following transactions:

          44,444 shares of common stock valued at $16,667 were issued in exchange for consulting services.

          100,000 stock warrants valued at $15,958 were issued in exchange for consulting services.

          The Company assigned a $1,050,000 note payable to Goloil, which was then repaid from advances received under notes payable owed to affiliate. The Company recorded the net reduction of debt of $525,000 ($1,050,000 note payable less 50% share of the $1,050,000 advances from affiliate) as a reduction to oil and gas properties.


                 See notes to consolidated financial statements.

TETON PETROLEUM COMPANY

                   Notes to Consolidated Financial Statements


Note 1 - Description of Business and Summary of Significant Accounting Policies

Teton Petroleum Company (the Company) is an oil and gas exploration and production company whose current focus is on the Russian Federation. Since the Company's operations are solely focused in the Russian Federation it is subject to certain risks not typically associated with companies in North America, including, but not limited to, fluctuations in currency exchange rates, the imposition of exchange control regulations, the possibility of expropriation decree, undeveloped business practices and laws, and less liquid capital markets.

The exploration and development of oil and gas reserves involves significant financial risks. The ability of the Company to meet its obligations and commitments under the terms and conditions of its licensing agreements and carry out its planned exploration activities is dependent upon continued financial support from its stockholders, the ability to develop economically recoverable reserves, and its ability to obtain necessary financing to complete development of the reserves.

Should the Company's licenses be revoked as a result of changes in legislation, title disputes or failure to comply with license agreements, there would be a material write-down of the oil and gas properties. The accompanying consolidated financial statements do not reflect any adjustments that may be required due to these uncertainties.

The United States dollar is the principal currency of the Company's business and, accordingly, these consolidated financial statements are expressed in United States dollars.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Teton Petroleum Company and its wholly owned subsidiary, Goltech Petroleum, LLC ("Goltech"). All intercompany accounts and transactions have been eliminated in consolidation.

Previously the Company owned a 50% interest in Goltech which had a 70.59% interest in ZAO Goloil. Accordingly ZAO Goloil was consolidated into Goltech and we reflected our 50% share of Goltech. As of December 31, 2002, the other 50% member of Goltech relinquished their ownership interest in exchange for a 35.295% direct ownership interest in ZAO Goloil. The audited financial statements as of December 31, 2002 and 2001, as is customary in the oil and gas industry, reflect a pro-rata consolidation of the Company's interest in ZAO Goloil (a Russian Company) through its wholly owned subsidiary Goltech. Management believes this to be the most meaningful presentation as the Company's only significant asset is its investment in Goltech Petroleum, LLC. The Company is required to provide 50% of the capital expenditure requirements and is entitled to a 50% operating interest until repayment of its investment occurs. Under the pro-rata consolidation method the Company includes its pro-rata share of the assets (50%), liabilities (50%), revenues (50%) and expenses (50%) of the accounts of Goloil until repayment (payout) of our current and any future loans to Goloil occurs. The intercompany balances of Goltech and Teton do not fully eliminate under the pro-rata consolidation method, and the remaining receivable on Teton's accounts has been included as a component of oil and gas properties, as this balance will only be repaid through net cash flow generated from oil and gas properties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Oil and Gas Properties

The Company uses the successful efforts method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed. The Company also evaluates costs capitalized for exploratory wells, and if proved reserves cannot be determined within one year from drilling exploration wells, those costs are written-off and recorded as an expense.

Unproved oil and gas properties that are individually significant are periodically assessed for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Other unproved properties are amortized based on the Company's experience of successful drilling and average holding period. Capitalized costs of producing oil and gas properties, after considering estimated dismantlement and abandonment costs and estimated salvage values, are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives. Currently the Company holds no unproved properties.

On the sale or retirement of a complete unit of a proved property, the cost and related accumulated depreciation, depletion, and amortization are eliminated from the property accounts, and the resulting gain or loss is recognized. On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated depreciation, depletion, and amortization with a resulting gain or loss recognized in income based on the amount of proceeds.

On the sale of an entire interest in an unproved property for cash or cash equivalent, gain or loss on the sale is recognized, taking into consideration the amount of any recorded impairment if the property had been assessed individually. If a partial interest in an unproved property is sold, the amount received is treated as a reduction of the cost of the interest retained.

All of the Company's oil and gas assets are held in one cost center located in Siberia, Russia. The Russian Federation (RF) has performed substantial exploration efforts on properties on which the Company has received successful tenders for future exploration and development. As a result, those areas accepted under tender by the RF are known to contain proved reserves and the Company's efforts are focused on further development of such reserves.

Capitalized oil and gas property costs are depleted and depreciated using the units of production method based on estimated proved gross oil reserves as determined by an independent engineer. Significant development projects are excluded from the depletion calculation prior to assessment of the existence of proven reserves that are ready for commercial production. The Company did not have any significant development projects which have been excluded from depletion at Decemb er 31, 2002.

The net carrying value of the Company's oil and gas properties is limited to an estimated net recoverable amount. The net recoverable amount is based on undiscounted future net revenues and is determined by applying factors based on historical experience and other data such as primary lease terms of properties and average holding periods. If it is determined that the net recoverable value is less than the net carrying value of the oil and gas properties, any impairment is charged to operations.

Inventories

Inventory includes extracted oil physically in the pipeline prior to delivery for sale and oil held by third parties valued at the cost of development. Inventory also includes various supplies and spare parts and is valued at cost using the weighted average method.

Property and Equipment

Property and equipment is stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from 5 to 27 years.

Feasibility Study TDA Grants

Grants that are received for use on oil and gas properties are recorded as an offset to expenditures incurred under the grants.

One such study was completed in 2001. In the event that the project is implemented and a substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be reimbursed. GNG may be required to reimburse the TDA in the form of a success fee if certain events occur by December 31, 2003, which include: taking an equity position in the project, financing development of the license area, or obtaining external financing for development of the license area.

The Company has also received a $300,000 grant from the TDA for a feasibility study for field development and pipeline construction. The Company expects completion of the study in 2003 and has received $255,000 as of December 31, 2002 under the grant. In the event that the project is implemented and a substantial economic benefit is reaped, funds previously advanced by the TDA may be required to be reimbursed. The Company may be required to reimburse the TDA in the form of a success fee if certain events occur based substantially on the results of the study by December 31, 2005, which include: taking an equity position in the project, financing development of the license area or obtaining external financing for development of the license area.

For the years ended December 31, 2002 and 2001 the Company received $0 and $37,500 under TDA grants, respectively.

Minority Interest

As the share of minority interest losses exceeds the minority's investment, the Company has recorded 100% of current losses.

Foreign Currency Translation

All assets and liabilities of the Company's subsidiary are translated into U.S. dollars using the prevailing exchange rates as of the balance sheet date. Income and expenses are translated using the weighted average exchange rates for the period. Stockholders' investments are translated at the historical exchange rates prevailing at the time of such investments. Any gains or losses from foreign currency translation are included as a separate component of stockholders' equity. The prevailing exchange rates at December 31, 2002 and 2001 were approximately 1 U.S. dollar to 31.78 and 30.52, Russian rubles, respectively.

Basic Loss Per Share

The Company applies the provisions of Statement of Financial Accounting Standard No. 128, "Earnings Per Share" (FAS 128). All dilutive potential common shares have an antidilutive effect on diluted per share amounts and therefore have been excluded in determining net loss per share. The Company's basic and diluted loss per share are equivalent and accordingly only basic loss per share has been presented.

Fair Value of Financial Instruments

The carrying amounts of financial instruments including cash, accounts receivable, sundry receivables, accounts payable and accrued liabilities, and notes payable and convertible debentures approximated fair value as of December 31, 2002 because of the relatively short maturity of these instruments.

The carrying amounts of notes payable and debt issued approximate fair value as of December 31, 2002 because interest rates on these instruments approximate market interest rates. The Company has no derivative financial instruments.

The Company is exposed to foreign currency risks to the extent that transactions and balances are denominated in currencies other than the United States dollar. This risk could be significant for those transactions and balances denominated in rubles, as the ruble has experienced significant devaluation in the past.

Reclassifications

Certain amounts in the 2001 consolidated financial statements have been reclassified to conform to the 2002 presentation.

Recently Issued Accounting Pronouncements

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS No. 143 is effective for years beginning after June 15,2002. The Company has not yet determined the impact on its consolidated financial statements and is addressing whether it will be able to make a reasonable estimate of the fair value of such costs.

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value, less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. The Company believes that the adoption of this statement will have no material impact on its consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 addresses accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value when the liability is incurred. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

In November 2002, the FASB published interpretation No, 45 "Guarantor's Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others". The Interpretation expands on the accounting guidance of Statements No. 5, 57, and 107 and incorporates without change the provisions of FASB Interpretation No. 34, which is being superseded. The Interpretation elaborates on the existing disclosure requirements for most guarantees, including loan guarantees such as standby letters of credit. It also clarifies that at the time a company issues a guarantee, that company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee and must disclose that information in its interim and annual financial statements. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002, regardless of the guarantor's fiscal year-end. The disclosure requirements in the Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation- Transition and Disclosure." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for an entity that voluntarily changes to the fair value method of accounting for stock-based compensation. In addition, SFAS 148 amends the disclosure provision of SFAS 123 to require more prominent disclosure about the effects of an entity's accounting policy decisions with respect to stock-based employee compensation on reported net income. The effective date for this Statement is for fiscal years ended after December 15, 2002. The Company believes the adoption of this statement will have no material impact on its consolidated financial statements.



Note 2 - Investments in Goltech Petroleum, LLC

Effective in August 2000, the Company entered into a transaction agreement selling a 50% equity interest in Goltech in exchange for $1,000,000 cash and a $5.6 million investment in the license area for drilling additional wells on the license area, completion of a pipeline and the construction of a processing facility (the oilfield development program). The $1,000,000 received was also invested in the license area to complete the oilfield development program. The party to the agreement obtained the right to name 50% of the board of managers and became the general manager of Goltech. No gain or loss was recognized on the transaction as the proceeds were immediately reinvested into the field development and pipeline completion project. ZAO Goloil was also required to make a production payment to compensate the other party for its investment in the license area. The production payment requires ZAO Goloil to deliver 50% of the production from existing and future wells through July 2007. The other party is obligated under an agreement to only sell their share of the production in the Russian domestic market. Effective December 31, 2002, the other party withdrew as a member of Goltech and in exchange for relinquishment of 50% of its membership interests in Goltech, it received 35.295% of the ZAO Goloil shares and the return of its $1,000,000 initial contribution. ZAO Goloil is still obligated under the production payment.

The other membership holder (affiliate) to Goltech Petroleum, LLC (Goltech) had invested approximately $ 7,000,000 under the oilfield development agreement outside of Goltech and Goloil as of December 31, 2002. These costs are reflected in the accounts of another entity controlled by the affiliate and are not reflected anywhere in the financial statements of the Company. These expenditures were used to drill and complete four additional wells and complete a pipeline on the Company's license area that provides the ability to transport oil directly through this pipeline year-round to other larger pipelines for ultimate sale. The Company has compensated the affiliate in the form of a production payment of approximately 154,000 tons of oil through December 31, 2002. The Company also has the obligation to compensate the affiliate for a minimum of 560,000 tons averaged of oil over a seven-year period for its investments under the oilfield development agreement.

Additionally, the affiliate has net direct loans to Goloil of approximately $6,000,000, which have been used to help fund capital expenditures for completion of a processing facility and to help fund other related expenses. The Company has reflected a 50% of these loans in its financial statements under the pro-rata consolidation method (Note 6).



Note 3 - Property and Equipment

Property and equipment consist of the following at December 31, 2002:

     Building .....................   $  31,627
     Vehicles .....................     154,015
     Computers and equipment ......      57,572
     Well and production equipment       83,644
     Furniture and fixtures .......      33,617
                                      ---------
                                        360,475
     Less: Accumulated depreciation     (46,554)
                                      ---------
                                    $   313,921
                                      =========

Note 4 - Oil and Gas Properties

Goloil License

The Company holds a license for the Eguryak license area for exploration and production of oil and gas through its investment in Goloil (which is held through its 100% owned subsidiary, Goltech). This license grants Goloil the exclusive right to explore and develop an area in Siberia covering 187 square kilometers and includes the Eguriakhskoe, South Eguriakhskoe and Golevoye oil fields situated in the Nizhnevartovsk Region. The license expires on May 21, 2022, subject to additional extensions as approved by applicable bodies of the Russian Federation. The license may also be canceled by the Company with a 90-day written notice.

The license requires Goloil to drill a minimum of five wells over four years, conduct an additional seismic survey aggregating 30 square kilometers and evaluate geological data from an area covering 187 square kilometers. Goloil was also required to conduct production tests on six wells between 1997 and 2000. In addition to performing its duties under the license, Goloil must give preference to Russian environmental and archeological laws. Currently, the Company has fulfilled its requirements under the license. Management is continuing to pursue completion of future required performance criteria and believes that there will be no adverse effects on the Company's license for failure to comply with the license rerquirements.

The license requires Goloil to pay all taxes including mining tax, property tax and certain ecological taxes All geological information obtained at Goloil's expense will be the property of Goloil, while all geological information obtained at the expense of the Russian government may be used by Goloil. Oil and gas produced from the licensed property, subject to certain royalty payments, will be the property of Goloil.

Capital expenditures for continued development of the license area are estimated at approximately $20 million net to Teton, with 6.5 million budgeted for 2003 as Teton's net share. Teton must raise additional equity or debt financing to fund their portion of these capital expenditures. There can be no assurance that Teton will be able to raise such financing on terms favorable to the Company or at all.

DCD Dagestan

In the second quarter of 2001, the Company divested itself of its subsidiary Teton Oil, Inc., which holds the remaining DCD Dagestan Licenses. The shares of Teton Oil, Inc. were distributed to two of the Company's stockholders and the stockholders also assumed any related obligations associated with the licenses. No gain or loss was recorded on the distribution as the net assets of Teton Oil, Inc. were written down to zero in 1998.



Note 5 - Notes Payable

During 2002, the March 1, 2002 principal payments on two notes payable totaling $250,000 to stockholders were extended to April 15, 2002. In exchange for this extension, the holders were issued 125,000 stock purchase warrants, with an exercise price of $0.50 that expire February 2004, which have been valued at $ 14,469 using the Black Scholes option pricing model with assumptions of volatility of 100%, risk free rate of 5.5 and no dividend yield. These extensions were recorded in the first quarter of 2002 as financing costs. These notes were fully paid off in 2002.

The Company issued 1,724,138 warrants in connection with related party notes payable of $450,000 and $50,000. The warrants were valued at $156,781 and recorded as financing costs. Additionally, in the first quarter of 2002, the due dates of the two notes payable totaling $500,000 were extended by the holders to April 15, 2002. As consideration for this extension the Company agreed to modify the expiration dates of certain warrants previously held by the note holders from October 31, 2002 to January 31, 2003. These extensions were valued based upon the incremental fair value of the warrants on the date of modification which totaled approximately $32,000. The values were calculated using the Black Scholes option-pricing model under the assumptions described in the previous paragraph, and were recorded in the first quarter of 2002, the quarter the modifications occurred.

During 2002, the Company paid $200,000 of a $450,000 note payable outstanding at December 31, 2001. The remaining $250,000 was converted into a convertible debenture with 1,000,000 warrants also being issued in connection with the Company's private placement offering of convertible debentures.

The Company also paid off a $50,000 note payable to a stockholder and the $94,210 note payable to an officer during 2002, which were outstanding at December 31, 2001.

During 2002, the Company received proceeds of $300,000 on a note payable from a stockholder. In connection with the note, 500,000 warrants valued at $150,016 were issued and recorded as financing charges. The Company paid off this note in November 2002. The Company has recorded the value of these warrants using the Black Scholes option-pricing model using the following assumptions: volatility of 138%, a risk-free rate of 4.5%, zero dividend payments, and a life of 2 years.

Total  expense  recorded   associated  with  the  above  warrant  issuances  and
modifcations totaled $353, 379 and have been recorded as financing costs during the year ended December 31, 2002.



Note 6 - Proportionate Share of Liabilities

The  proportionate   share  of  accounts  payable  and  accrued  liabilities  of
$1,534,344 at December 31, 2002 are obligations of Goloil and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

The following notes reflect the Company's 50% pro-rata share of notes payable advances made of Goloil owed to an affiliate. These advances are also obligations of Goloil at December 31, 2002 and not Teton Petroleum nor have they been guaranteed by Teton Petroleum.

Pro-rata share of Goloil notes payable owed to an affiliate. The proceeds were used to pay certain operating expenses and capital expenditures of Goloil. These notes provide for interest rates of 8%, with quarterly interest payments, maturing through February 2004. These notes are secured by substantially all Goloil assets. The notes payable will be repaid from cash flow from ZAO Goloil as available, or entended to future periods ....................... $2,948,425
   Less: current portion ....................................... (2,441,424)
                                                                 -----------
                                                                 $  507,001
                                                                 ===========


Note 7 - Stockholders' Equity

On January 3, 2001, the Stockholders of the Company approved an increase in the number of authorized shares of common stock from 50,000,000 to 100,000,000.

On March 19, 2003, the stockholders, increased the authorized common shares from
100,000,000  to  250,000,000  and  authorized   25,000,000  of  preferred  stock
available for future issuance.

Common Shares Issued for Service

During the years ended December 31, 2002 and 2001, 2,654,376 and 44,444 common shares were issued for consulting services which have been valued at $605,136 and $32,625, respectively.

In connection with a consulting agreement, the Company agreed to issue 88,888 shares of stock during the second quarter of 2002 for services provided in 2001 valued at $23,200. The Company has accrued a liability for this amount at December 31, 2002.

Convertible Debentures

During 2002, the Company received proceeds of $4,163,143 from the private placement of convertible debentures. The debentures had a term of three years from April 1, 2002 and provided for interest at 10% per annum payable annually. The debentures provided that the holder may convert the debenture and accrued interest into shares of common stock (a $.25 conversion rate).

The debentures also included warrants to purchase common stock and have an exercise price of $.50 and a term of two years. Each debenture holder received one warrant for each $.25 of investment made in debentures.

On September 1, 2002, the Company redeemed all debentures outstanding for shares of its common stock. The debentures were redeemed at 110% of their face value by issuing one share of common stock for each $.25 of redemption value, which also incorporates any accrued interest through September 1, 2002. Financing charges were recorded for the difference between the cumulative 10% contractual interest accrued through September 1, 2002 and the 10% premium paid upon redemption, which totaled $466,771.

As a result of the warrants issued with the debentures and in-the-money conversion features present at issuance, non-cash financing charges of $4,714,625 were expensed. While the stock to which the conversion rights and warrants apply is restricted stock, the valuation with respect to this stock in calculating the discount was "as if" the stock was immediately salable. The effect of this is to make the amount of discount and its related amortization higher than it would otherwise have been. Management believes these costs are non-recurring and will manage future capital raising programs to minimize or eliminate these costs.

2002 Private Placement

During 2002, the Company issued 14,684,845 shares of common stock under private placement offerings receiving proceeds of $3,333,460. In connection with the private placement offerings, the Company also issued a warrant for each $.25 stock investment. The warrants have a term of two years and an exercise price of $.50.

At December 31, 2002 the Company had $1,939,610 of subscriptions receivable for 8,544,534 shares of common stock for which the cash was paid in 2003 and has been included in common stock in the accompanying financial statements.

Common Share Purchase Warrants

During 2002, the Company issued 1,600,000 warrants to consultants for services valued at $215,086. The Company also issued 7,401,480 to employees and directors for services performed.

During 2001, the Company issued 3,466,772 warrants in connection with private placement offerings with an exercise price of $0.41 and expire between May 15, 2006 and August 15, 2006. Also, the Company issued 100,000 warrants to a third party for consulting services. The warrants have an exercise price of $0.41 and expire September 9, 2006. The warrants were valued at $15,958 using the Black Scholes option pricing model with assumption of volatility of 100%, risk free rate of 5.5 and no dividend yield.

The following table presents the activity for warrants outstanding:

                                                                          Weighted
                                                                           Average
                                                                          Exercise
                                                             Shares         Price
                                                         -------------    -------

Outstanding - December 31, 2000 .........................    3,237,613    $  0.61
      Granted ...........................................    3,566,772       0.22
      Forfeited/canceled ................................    (275,213)       0.17
                                                         -------------    -------

Outstanding - December 31, 2001 .........................    6,529,172       0.44
      Granted ...........................................   48,824,189       0.46
      Forfeited/canceled ................................    (300,000)       0.40
                                                         -------------    -------

Outstanding - December 31, 2002 .........................   55,053,361    $  0.46
                                                         =============    =======

The following table presents the composition of warrants outstanding and exercisable:

                                               Shares Outstanding
                                           --------------------------
         Range of Exercise Prices             Number        Price*        Life*
-----------------------------------------  ------------  ------------ ---------

      $0.227 - 0.50                          54,553,361  $       0.45      1.67
      $0.75 - 1.00                              500,000          0.01      0.02
                                           ------------  ------------ ---------

Total - December 31, 2002                    55,053,361  $       0.46      1.69
                                           ============  ============ =========

* Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the Company's option plan been determined based on the fair value at the grant date for awards consistent with the provisions of SFAS No. 123, the Corporation's net loss and basic loss per common share would have been changed to the pro forma amounts indicated below:

                                                           For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

  Net loss - as reported  .........................     $(10,973,923)   $(1,657,608)
  Net loss - pro forma    .........................      (11,945,964)    (1,657,608)
  Basic loss per common
   share - as reported    .........................            (0.29)         (0.06)
  Basic loss per common
   share - pro forma      .........................            (0.32)         (0.06)

The fair value of each warrant grant is estimated on the date of grant using the
Black-Scholes   option-pricing   model  with  the   following   weighted-average
assumptions used:

                                                           For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Approximate risk free rate ...................         4.50%          -%
     Average expected life ........................      2 years           - years
     Dividend yield ...............................            -%          -%
     Volatility ...................................        87.20%          -%

     Estimated fair value of total options granted.     $972,041         $ -

Stock Options

The Company maintains a stock option plan for the issuance of options to directors, officers, employees and consultants to the Company. The Company has reserved 1,950,000 shares for issuance under the plan.

The following table presents the activity for stock option's outstanding:

                                                                        Weighted
                                                                         Average
                                                                        Exercise
                                                              Shares       Price
                                                        ------------  ------------

     Outstanding - December 31, 2000                       450,000      $   0.40
        Forfeited/canceled                                (450,000)        (0.40)
                                                        ------------  ------------

     Outstanding - December 31, 2001 and 2002                   -             -
                                                        ============  ============

Note 8 - Income and Other Taxes

The Company has incurred losses since inception and, as a result of uncertainty surrounding the use of those net operating loss carryforwards, no provision for income taxes has been recorded.

The Company has net operating loss carryforwards for U.S. tax purposes of approximately $8,950,000, which expire between 2012 and 2022, if unused, and have been fully reserved by a valuation allowance.

Taxes payable are tax liabilities of its Russian subsidiary, Goloil (held through its wholly owned subsidiary Goltech). Tax payments made by Goloil to the Russian government include profits tax, value-added tax ("VAT"), payroll taxes and property taxes.

The Company had no income tax liabilities or expense for the years ended December 31, 2002 or 2001. ZAO Goloil has net operating loss carryforwards which are available to offset future taxable income which will expire in 2012. The foreign income tax carryforwards for Russian tax purposes are limited to a maximum of 30% of taxable income in any year.

Management believes that it will not be subject to future repatriation tax if profits from the project are invested in other projects within Russia.



Note 9 - Commitments and Contingencies

Contingencies

There is currently a high level of political and economic instability and uncertainty in the Russian Federation. As a result of the financial crisis in August 1998, all financial markets were subject to significant downward adjustments. The national currency was severely devalued during the crisis and continued to deteriorate through the end of 1998. The Russian banking system suffered significant liquidity problems and several large Russian banking institutions stopped operations and/or experienced significant losses. The Russian Government defaulted on, and announced a restructuring of, its internal debt due to a lack of funds and is likely to seek forgiveness and/or restructuring of its external debt.

The taxation system in Russia is evolving as the central government transforms itself from a command to a market-oriented economy. There were many new Russian Federation and Republic taxes and royalty laws and related regulations introduced over the last few years. Many of these were not clearly written and their application is subject to the interpretation of the local tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent interpretation between local, regional and federal tax authorities and between the Central Bank and Ministry of Finance are not unusual. The current regime of penalties and interest related to reported and discovered violations of Russian laws, decrees and related regulations are severe. Penalties include confiscation of the amounts at issue (for tax law violations), as well as fines of up to 40% of the unpaid taxes. Interest is assessable at rates of up to 0.1% per day. As a result, penalties and interest can result in amounts that are multiples of any unreported taxes.

The Company's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian tax and legal systems, the ultimate taxes as well as penalties and interest, if any, assessed may be in excess of the amounts paid to date as of December 31, 2002.

Management believes based upon its best estimates, that the Company has paid or accrued all taxes that are applicable for the current and prior years, and compiled with all essential provisions of laws and regulations of the Russian Federation.

The Company may be subject to loss contingencies pursuant to Russian national and regional environmental claims that may arise for the past operations of the related fields, which it operates. As Russian laws and regulations evolve concerning environmental assessments and cleanups, the Company may incur future costs, the amount of which is currently indeterminable due to such factors as the current state of the Russian regulatory process, the ultimate determination of responsible parties associated with these costs and the Russian government's assessment of respective parties' ability to pay for those costs related to environmental reclamation.

The Company's operations and financial position will continue to be affected by Russian political developments including the application of existing and future legislation, regulations and claims pertaining to production, imports, exports, oil and gas regulations and tax regulations. The likelihood of such occurrences and their effect on the Company could have a significant impact on the Company's current activity and its overall ability to continue operations. Management does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

Commitments

The Company has employment agreements with its president and secretary through May 31, 2005 and December 1, 2002, respectively, which provide for certain salaries as specified and other related matters and may be terminated by the written consent of the employees prior to expiration.



Note 10 - Supplemental Oil and Gas Disclosures

The following is a summary of costs incurred in oil and gas producing activities:

Included below is the Company's investment and activity in oil and gas producing activities which includes a proportionate share of ZAO Goloil's oil and gas properties, revenues, and costs.

                                                            For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------
     Property acquisition costs .....................    $      -       $      -
     Development costs ..............................     4,150,742       322,398
                                                        ------------  ------------

            Total ...................................    $4,150,742     $ 322,398
                                                        ============  ============

The following reflects the Company's capitalized costs associated with oil and gas producing activities:

                                                            For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------
     Property acquisition costs .....................    $  595,558   $   595,558

     Development costs (1) ..........................     4,830,421       679,679
                                                        ------------  ------------
                                                          5,425,979     1,275,237
     Accumulated depreciation, depletion,
      amortization and valuation allowances .........      (529,671)     (106,137)
                                                        ------------  ------------

     Net capitalized costs ..........................    $4,896,308   $ 1,169,100
                                                        ============  ============

(1) 2001 development costs reflect a net reduction of $525,000 to oil and gas properties for the repayment of debt by an affiliate which has been treated as a recovery on investment in the property.

Results of Operations from Oil and Gas Producing Activities

Results of operations from oil and gas producing activities (excluding general and administrative expense, and interest expense) are presented as follows:

                                                            For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002          2001
                                                        ------------  ------------

     Oil and gas sales ..............................    $6,923,320   $ 1,625,352
     Production costs ...............................    (2,741,303)   (1,068,250)
     Taxes other than income taxes ..................    (3,537,990)     (495,789)
     Depletion, depreciation and amortization .......      (451,930)      (45,313)
                                                        ------------  ------------
     Results of operations from oil and
      gas producing activities ......................    $  192,097   $    16,000
                                                        ============  ============

Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved development oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods. The reserve data is based on studies prepared by an independent engineer. All proved reserves of oil and gas are located in Russia.

The following table presents estimates of the Company's net proved oil and gas reserves:

                                                            For the Years Ended
                                                                    December 31,
                                                        --------------------------
                                                            2002         2001(1)(2)
                                                        ------------  ------------
     Proved reserves (bbls), beginning of period ....    40,174,000     8,500,000

     Production .....................................      (950,000)      (95,000)

     Extention of resevoir ..........................     2,000,000     8,800,000

     Revisions of previous estimates ................   (27,960,000)   22,969,000
                                                        ------------  ------------

     Proved reserves (bbls), end of period ..........    13,264,000    40,174,000
                                                        ============  ============

     Proved developed reserves (bbls, beginning
      of period .....................................     5,493,000     1,300,000
                                                        ============  ============

     Proved developed reserves (bbls), end
      of period .....................................     4,567,000     5,493,000
                                                        ============  ============

(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

(2) Proved developed reserves have been reduced by 650,000 bbls out of the total 1,950,000 bbls of Teton's share of the production payment. The remaining production payment quantity of 1,300,000 barrels of Teton's share assumes payment from proved undeveloped properties to be developed in the future.

Standardized Measure of Discounted Future Net Cash Flows (Unaudited)

SFAS No. 69 prescribes guidelines for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed below.

Future cash inflows and future production and development costs are determined by applying year-end prices and costs to the estimated quantities of oil and gas to be produced. Estimated future income taxes are computed using current statutory income tax rates for those countries where production occurs. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations for actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69.

                                            For the Years Ended
                                                 December 31,
                                       ------------------------------
                                            2002           2001 (1)
                                       --------------   --------------

Future cash inflows ................   $ 230,581,000    $ 483,405,000

Future production costs ............    (151,167,000)    (272,150,000)

Future development costs ...........     (18,556,000)     (45,600,000)

Future income tax expense ..........     (16,365,000)     (57,394,000)
                                       --------------   --------------
Future net cash flows (undiscounted)      44,493,000      108,261,000
Annual discount of 10% for estimated
 timing of cash flows ..............     (19,069,000)     (67,899,000)
                                       --------------   --------------

Standardized measure of future net
 discounted cash flows .............   $  25,424,000    $  40,362,000
                                       ==============   ==============

(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

Changes in Standardized Measure (Unaudited)

The following are the principal sources of change in the standardized measure of discounted future net cash flows:

                                                   For the Years Ended
                                                       December 31,
                                              ------------------------------
                                                   2002           2001 (1)
                                              -------------    -------------

Standardized measure, beginning of period,
 December 31, 2001 and 2000 ...............   $  40,362,000    $  41,600,000
Net changes in prices and  production costs     189,975,000      (33,421,000)
Future development costs ..................      22,344,000     (109,233,000)
Revisions of previous quantity estimates ..    (274,605,000)     102,592,000
Extension of reservoir ....................      19,867,000       39,707,000
Sale of reserves in place .................            --               --
Accretion of discount .....................       4,036,000        4,160,000
Changes in income taxes, net ..............      23,445,000       (5,043,000)
                                              -------------    -------------

Standardized measure, end of period,
 2002, 2002 and 2001 ......................   $  25,424,000    $  40,362,000
                                              =============    =============


(1) Includes approximately a 30% minority interest share of the reserves in Goloil.

You    should    rely   only   on   the
information     contained    in    this
prospectus.   We  have  not  authorized
anyone to provide you with  information
different    from    the    information
contained  in  this  prospectus.   This
document  may only be used  where it is                 8,898,977 SHARES
legal  to  sell  the  securities.   The                      OF OUR
information  in this  document may only                 OF COMMON STOCK
be   accurate   on  the  date  of  this                       AND
document.                                              4,215,937 WARRANTS








           TABLE OF CONTENTS
                                   Page
                                   ----

Prospectus Summary
Risk Factors                                       Teton Petroleum Company
Use Of Proceeds
Market For Common Equity And
 Related Stockholder Matters
Management's Discussion And
 Analysis Or Plan Of Operation
Business
Management
Certain Relationships And                                  PROSPECTUS
Related Transactions
Security Ownership Of Certain
 Beneficial Owners And
 Management
Description Of Securities
Plan Of Distribution
Selling Stockholders
Legal Matters                                             July __, 2003
Experts
Available Information
Index To Financial Statements


----------------------------------------     -----------------------------------

PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

     The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of the stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

               Nature of Expense                       Amount
               -----------------                     -----------
               SEC Registration fee                    $3,316.00
               Accounting fees and expenses            10,000.00*
               Legal fees and expenses                 20,000.00*
                                      TOTAL
                                                      $33,316.00*
                                                      ===========

* Estimated.



Item 26.  Recent Sales of Unregistered Securities.


                     RECENT SALES OF UNREGISTERED SECURITIES

         Since July 3, 1998, the Company has made sales of its securities to the following persons for the cash or other consideration indicated, which sales were not registered under the Securities Act of 1933, as amended (the "Securities Act"):



                                Date                                            Number of
Name of Shareholder        Acquired(1)      Consideration(2)                    Shares/Amount(3)
------------------------------------------------------------------------------------------------
John P. Eagleton                08/01/98     $  150,000(4)                      $150,000
                                                                                  (convertible debenture)
Anthony Eagleton                08/01/98     $   40,000(5)                      $ 40,000
                                                                                  (convertible debenture)
Teton Oil (USA) Limited         11/12/98     $  975,018(6)                      2,925,054
                                                                                (exchange transaction)
Anthony Eagleton                06/02/99     $   10,000(7)                      22,222
Francis D. Hopkins              06/25/99     $   10,000(8)                      22,222
Conroy & Co.                    06/25/99     $   10,000(9)                      22,222
John C. Hunzinger               06/25/99     $  10,000(10)                      22,222
Garry Neuschwanger              06/25/99     $   5,000(11)                      11,111
Dan Neuschwanger                06/25/99     $   5,000(12)                      11,111
Triumph Resources               03/07/00     $  14,000 (services)(13)           70,000
James J. Woodcock               05/05/00     $  25,000(14)                      $25,000
                                                                                  (convertible debenture)
John Robinson                   05/17/00     $  40,500 (services)(15)           135,000
Frank Calandra in Trust         05/17/00     $ 400,000(16)                      1,333,333
Current Capital Corporation     05/24/00     $  72,000 (services)(17)           144,000
Bendure Investments Ltd.        07/20/00     $  81,730 (services)(18)           272,435
John H. Haskell                 07/20/00     $ 140,865 (services; loan
                                                       repayment)(19) 469,551
Arden Grover                    07/21/00     $  40,069 (loan repayment)(20)     133,562
John Dorn                       07/21/00     $  40,069 (loan repayment)(20)     133,562
William Kennedy                 07/21/00     $  40,069 (loan repayment)(20)     133,562
Perm Corporation                07/21/00     $  31,050 (loan repayment)(20)     103,500
Perm Corporation                07/27/00     $ 150,000 (loan amendment)(21)     500,000
Haskell Investment
Company                         07/31/00     $  39,665 (services)(22)           136,218
James J. Woodcock               07/31/00     $  25,000(23)                      83,333
Hy-Bon Engineering              07/31/00     $  10,000 (services)(24)           33,334
Bendure Investments Ltd.        08/03/00     $ 100,000(25)                      333,333
EuroGas Inc.                    08/24/00     $ 300,000 (loan repayment)(26)     1,000,000
Haskell Investment
Company                         08/25/00     $   100,000 (loan repayment)(27)   333,333
John H. Haskell                 08/25/00     $   100,000(28)                    333,333


                                Date                                            Number of
Name of Shareholder        Acquired(1)      Consideration(2)                    Shares/Amount(3)
------------------------------------------------------------------------------------------------
Bendure Investment Ltd.         08/25/00     $   200,000 (loan repayment)(29)   666,666
Louis A. Oswald, III            09/12/00     $     8,000(30)                    26,600
Margot Eicher                   09/12/00     $     1,200(31)                    4,000
Michael Francis Hopkins         09/12/00     $     1,800(32)                    6,000
Francis D. Hopkins              09/12/00     $     6,000(33)                    20,000
Peter Petrouk                   10/02/00     $   100,000(34)                    333,333
Peter Petrouk                   10/02/00     $     5,000 (services)(35)         16,667
Phillip Laughlin                10/02/00     $     3,000(36)                    10,000
Alex Campbell                   10/03/00     $    10,000(37)                    33,333
Tom Lawson                      10/17/00     $    12,500(38)                    41,666
EuroGas, Inc.                   10/20/00     $   500,000(39)                    $500,000
                                                                                (convertible debenture)
Current Capital Corporation     10/20/00     $   120,000 (services)(40)         400,000
Gary Laughlin                   10/25/00     $     3,000(41)                    10,000
Serge de Pahlen                 11/03/00     $   300,000(42)                    1,000,000
Louis A. Oswald III             11/03/00     $     3,000(43)                    15,000
Patrick R. Laughlin             11/03/00     $     3,000(44)                    10,000
Phillip E. Laughlin             11/03/00     $     2,000(45)                    6,667
Lynn M. and Mark Baalman        11/03/00     $     2,000(46)                    6,667
Jonathan S. Roderick            11/03/00     $     5,000(47)                    16,667
Alexei Yermolenko               12/01/00     $     3,000 (services)(48)         10,000
Valery Bergulev                 12/01/00     $     3,000 (services)(48)         10,000
Alexei Labovsky                 12/01/00     $     3,000 (services)(48)         10,000
Dennis & Margot Eicher          05/15/01     $     2,063(49)                     5,500
Henry D. Haskell                05/15/01     $    50,625(49)                   135,000
Francis D. and Mary J.
Hopkins                         05/15/01     $     2,917(49)                     7,778
Thomas D. and Sheila K.
Lawson                          05/15/01     $    15,000(49)                    40,000
Brownstone Resources            05/16/01     $   187,000(50)                   499,968
Robert F. Bailey                05/17/01     $    37,500(49)                   100,000
Alex B. Campbell                05/18/01     $     7,500(49)                    20,000
George W. and Dana D.
Clay IV                         05/18/01     $    10,000(49)                    26,667
George W. and Margaret E.
Clay III                        05/18/01     $     6,000(49)                    16,000
Samuel David Clay               05/18/01     $     5,000(49)                    13,333
William A. and Magan S.
Flynn                           05/18/01     $    15,000(49)                    40,000
Cathy Cornell Clay              05/18/01     $     1,000(49)                     2,667
Tim and Lindsay Lambert         05/18/01     $     5,000(49)                    13,333
Mike Hopkins                    05/23/01     $     2,063(49)                     5,500
Wyatt Haskell                   05/25/01     $    50,000(49)                   133,333
James J. Woodcock               05/31/01     $    25,000(49)                    66,667
Historic Charleston
Apartments                      05/31/01     $     5,000(49)                    13,333
Gresham Sarl                    05/31/01     $    16,666 (services)(51)         44,444
Margaret Ann and James
Dale McFall                     06/02/01     $    10,000(49)                    26,666
Keith and Mary Axelson          06/02/01     $     5,000(49)                    13,333
Bendure Investments             06/04/01     $    40,000(49)                   106,667
William and Nancy Axelson       06/05/01     $     5,000(49)                    13,333
C.R. Bailey                     06/06/01     $    18,750(49)                    50,000
Duke Edwards                    06/06/01     $    18,750(49)                    50,000
John Hunzinger                  06/06/01     $     5,000(49)                    13,333
John Haskell                    06/15/01     $    35,000(49)                    93,333
Louis Oswald, III, IRA          06/20/01     $    27,000(49)                    72,000
Conroy & Co.                    06/20/01     $     5,000(49)                    13,333
Ken Welshimer                   06/22/01     $    20,000(49)                    53,333
Louis A. Oswald, Jr.            06/22/01     $     2,000(49)                     5,333
Richard L. Gelb                 06/22/01     $    50,000(49)                   133,333
Dale H. and Jean F. Dorn        06/22/01     $    50,000(49)                   133,333
McLean Bowman                   06/22/01     $    50,000(49)                   133,333
Tongue River Royalties          06/23/01     $    11,250(49)                    30,000
Salomon Smith Barney,
custodian for the IRA of
Karl F. Arleth                  06/27/01     $   100,000(49)                   266,667
Jerry W. Taylor                 06/28/01     $     5,000(49)                    13,333
Daniel J. Hartmann              06/28/01     $    10,000(49)                    26,667
Donald B. Stott                 06/28/01     $    75,000(49)                   200,000
The de Compiegne Property
Company No. 20, Ltd             06/28/01     $    50,000(49)                   133,333
Brian B. Dorn                   06/28/01     $    25,000(49)                    66,667
Bruce E. Gelb                   06/28/01     $    50,000(49)                   133,333
Robert David &
Julie L. Annear                 06/28/01     $     5,000(49)                    13,333


Lynn A. & Robert T.J.
McBride                         06/28/01     $     1,500(49)                     4,000
Adel H. Hindi                   07/01/01     $    13,500(52)                    36,000
Kelly and Stacy Oswald          07/03/01     $     5,000(49)                    13,333
Louis Oswald, III, IRA          07/03/01     $    16,125(49)                    43,000
Bendure Investments             07/03/01     $    60,000(49)                   160,000
John Haskell                    07/03/01     $    35,000(49)                    93,333
John R. Farina                  07/03/01     $     2,000(49)                     5,333
John B. Thomas                  07/03/01     $     2,000(49)                     5,333
Gresham Sarl                    07/03/01     $    50,000(51)                   133,333
Christian Weyer                 08/07/01     $    50,000(52)                   133,333

(1) The date of the transaction is the date reflected by the Company's books and records as the issue date, not necessarily the date on which consideration was received or the contract for the transaction was executed.
(2) Unless otherwise noted, consideration was paid in cash. With respect to consideration other than for cash, the stock was valued based on the issue price of the stock at the date closest to the transaction.
(3) Unless otherwise noted, all references are to shares of common stock of the Company.
(4) Mr. John Eagleton purchased a convertible debenture in the principal amount of $150,000, which together with interest at the rate of 7% per annum was due August 1, 2001. Such debenture was convertible, at the holder's option, into shares of common stock of the Company at the rate of $.50 per share. On March 18, 1999, such debenture was converted into 300,000 shares of the Company's common stock. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Eagleton was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. In addition, Mr. Eagleton was an accredited investor, within the exemption provided by Section 4(6) of the Act.
(5) Mr. Anthony Eagleton purchased a convertible debenture in the principal amount of $40,000, which together with interest at the rate of 7% per annum was due June 2, 1999. Such debenture was convertible, at the holder's option, into shares of common stock of the Company at the rate of $.50 per share. On March 18, 1999, such debenture was converted into 80,000 shares of the Company's common stock. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Eagleton was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. In addition, Mr. Eagleton was an accredited investor, within the exemption provided by Section 4(6) of the Act.
(6) Effective November 12, 1998, the shareholders of Teton Oil (USA) Limited exchanged all of their shares of Teton Oil (USA) Limited for 25% of the shares of ATCO (the predecessor to the Company). Teton Oil (USA) Limited owned 100% of the stock of Teton Oil, Inc., which held the licenses in DCD Dagestan.
(7) The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Eagleton was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. In addition, Mr. Eagleton was an accredited investor, within the exemption provided by Section 4(6) of the Act.
(8) The Company relied on Section 4(2) of the Securities Act, inasmuch as Mr. Hopkins was known to management through prior business transactions, and had experience with and knowledge of the Company as a shareholder, and the offer and sale of the securities was not related to any other offer or sale. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. The future disposition of the securities was restricted by agreement.
(9) The Company relied on Section 4(2) of the Securities Act, since the purchaser was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to four other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.

(10)The Company relied on Section 4(2) of the Securities Act, since Mr. Hunzinger was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to four other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(11)The Company relied on Section 4(2) of the Securities Act, since Mr. Neuschwanger was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to four other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(12)The Company relied on Section 4(2) of the Securities Act, since Mr. euschwanger was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to four other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(13)Triumph Resources was issued shares in connection with services rendered as an advisor in connection with corporate matters. The Company relied on
    Section 4(2) of the Securities Act, since Triumph was known to management through prior business transactions, the offer and sale of the securities was unrelated to any other sale of securities, compensation for the sale was unrelated to the type of property provided for other sales in the same time period, and the future disposition of the securities was restricted.
(14)The principal amount of the debenture, together with interest at 20% per annum, matures on March 1, 2005. The Company, at its option, may redeem the shares. The debenture was redeemable at the option of the holder, in increments of $1,000 principal amount, at a conversion rate of $1.60 per share. The conversion rate was subsequently reduced to $.30 per share and the debenture converted into 83,333 shares of the Company's common stock. The Company relied on Section 4(2) of the Securities Act, since Mr. Woodcock was known to management through prior business transactions and his provision of services to Teton, the offer and sale of the securities was unrelated to any other sale of securities, the security sold was unrelated to the securities sold in the same time period, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(15)Mr. Robinson was issued 135,000 shares of common stock in connection with services relating to the Company's financing activities related to the investment by Mr. Frank Calandra in Trust. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Robinson was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. In addition, Mr. Robinson was an accredited investor, within the exemption provided by Section 4(6) of the Act. Mr. Robinson had been providing consulting services to the Company and knew intimately the Company and its operations.
(16)The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Calandra was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. The exemption afforded by Section 4(2) of the Securities Act also applied, inasmuch as the sale was isolated from other sales and made to a discrete individual known to the Company and introduced and investigated by its representative.
(17)Current Capital was issued shares of common stock in connection with consulting services related to investor relations. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Current Capital, an entity related to John Robinson and qualified for the same reasons as Mr. Robinson, was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.

(18)Such shares were issued as compensation pursuant to a Consulting Agreement entered into between Bendure Investments, Ltd. and the Company relating to the Company's activities in Russia. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Bendure Investments was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. Bendure Investments had been providing consulting services to the Company and knew intimately the Company and its operations.
(19)136,218 shares were issued as compensation pursuant to a Consulting Agreement between Mr. Haskell and the Company with respect to the Company's activities in Russia. 333,333 shares were issued in satisfaction of the Company's obligations under a loan agreement, in the principal amount of $100,000. The Company relied on the exemption from registration provided in
    Section 4(2) under the Securities Act. Transfer of the shares was restricted. He had been providing consulting services to the Company and knew intimately the Company and its operations.
(20)A total of 504,186 shares of common stock of the Company were issued to Messrs. Dorn, Grover and Kennedy and Perm Corporation in full payment of (a) all interest due Perm Corporation through August 31, 2000, under the promissory note in the principal amount of $200,000, dated November 12, 1998, (b) all interest due Messrs. Dorn, Grover, and Kennedy through August 31, 2000, under the promissory note in the principal amount of $300,000, dated April 20, 1999, and (c) all principal and interest due Messrs. Dorn, Grover, and Kennedy under the promissory note in the principal amount of $76,999.99, dated December 23, 1999. Mr. Kennedy is a director of the Company. All such transactions are subject to the exemption from registration provided by Section 4(6) of the Act, inasmuch as each individual is an accredited investor.
(21)The board of directors authorized the issuance of 500,000 shares of common stock to Perm Corporation in connection with modification of the Perm Note. The individuals in control of Perm Corporation, identified in note 34, all had been involved intimately in the operations of the Company since its inception. As such, the exemption provided by Section 4(2) of the Securities Act is applicable.
(22)136,218 shares of common stock of the Company were issued as compensation pursuant to a Consulting Agreement with respect to the Company's activities in Russia between Haskell Investment Company and the Company. The Company relied on the exemption provided by Section 4(2) of the Securities Act. Transfer of the shares was also restricted. Through its principal, the purchaser had been providing consulting services to the Company and knew intimately the Company and its operations. (23) The Company relied on
    Section 4(2) of the Securities Act, since Mr. Woodcock was a shareholder of the Company, was known to management through prior business transactions and the prior sale of stock, the offer and sale of the securities was related only to the offer and sale to Mr. Woodcock. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. The future disposition of the securities was restricted by agreement.
(24)Such shares were issued in connection with consulting services relating to the Company's activities in Russia. The principal owner of the purchaser is James J. Woodcock. As such, the Company relied on Section 4(2) of the Securities Act, since Mr. Woodcock was a shareholder of the Company, was known to management through prior business transactions and the prior sale of stock, the offer and sale of the securities was related only to the offer and sale to his company. The consideration differed from that paid in recent issuances. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. The future disposition of the securities was restricted.
(25)The purchaser had previously purchased stock from the Company, and the Company relied on the same exemptions as the initial purchase. See note 32.
(26)The Company issued 1,000,000 shares of its common stock as full satisfaction of all of its obligations to Eurogas, Inc. under a Line of Credit Promissory Note dated April 5, 2000, the principal balance of which was $300,000. The discrete nature of this transaction, consideration paid and circumstances of the issuance satisfied the requirements of Section 4(2) of the Securities Act.

(27)The Company issued 333,333 shares of its common stock in full satisfaction of its Loan Agreement, in the principal amount of $100,000, with Haskell Investment Company. The same exemptions applicable to earlier issuances to this purchaser applied to this transaction. See notes 33 and 36.
(28)The same exemptions applicable to earlier issuances to this purchaser applied to this transaction. See notes 33, 36 and 41.
(29)The Company issued 666,666 shares of its common stock in full satisfaction of its Loan Agreement, in the principal amount of $200,000 with Bendure Investments Ltd. The same exemptions applicable to earlier issuances to this purchaser applied to this transaction. See notes 32 and 39.
(30)The Company relied on Section 4(2) of the Securities Act, since the purchaser was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to three other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(31)The Company relied on Section 4(2) of the Securities Act, since the purchaser was known to management through prior business transactions, the offer and sale of the securities was related only to the sale of securities to three other related individuals and to no other offer and sale, and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
 (32)The Company relied on Section 4(2) of the Securities Act, inasmuch as Mr. Hopkins was known to management through prior business transactions, and had experience with and knowledge of the Company as a shareholder, and the offer and sale of the securities was not related to any other offer or sale. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. The future disposition of the securities was restricted by agreement.
(33)The same exemptions applicable to earlier issuances to this purchaser applied to this transaction. See note 8.
(34)The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. Petrouk was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. In addition, Mr. Petrouk was an accredited investor, within the exemption provided by Section 4(6) of the Act.
(35)The Company issued 16,667 shares of its common stock to Mr. Petrouk as compensation for consulting services in connection with the Company's activities in Russia. The same exemption applicable to the earlier issuance to Mr. Petrouk applies to this issuance. See note 48.
(36)The Company relied on Section 4(2) of the Securities Act, since Mr. Laughlin was known to management through prior business transactions, the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement.
(37)The Company relied on Section 4(2) of the Securities Act, since Mr.Campbell was known to management through prior business transactions, the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement.
(38)The Company relied on Section 4(2) of the Securities Act, since Mr. Lawson was known to management through prior business transactions, the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement.
(39)On October 16, 2000, the Company issued a convertible debenture ($500,000 principal amount) to EuroGas, Inc. The principal sum, together with interest at the rate of 20% per annum was due on October 16, 2001. Eurogas was entitled to convert the principal balance of the debenture and all accrued interest at any time, at a conversion price of $.30 per share. Unless Eurogas, Inc. consented to payment in cash, the principal balance and all accrued interest was required to be paid in shares of common stock valued at the conversion price. The conversion price was subject to adjustment based upon the occurrence of certain events specified in the debenture. On December 11, 2000, such shares were converted into 1,714,156 shares of common stock. The offer and sale were made in reliance on Section 4(2) of the Securities Act.

(40)Current Capital was issued shares of common stock in connection with consulting services related to investor relations. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Current Capital, an entity related to John Robinson and qualified for the same reasons as Mr. Robinson, was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.
(41)The Company relied on Section 4(2) of the Securities Act, since Mr. Laughlin was known to management through prior business transactions, the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(42)The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Mr. dePahlen was not a "US person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S. Mr. DePahlen also was an accredited investor under the exemption provided by
    Section 4(6) of the Act.
(43)The Company relied on Section 4(2) of the Securities Act, since Mr. Oswald was known to management through prior business transactions, a prior issuance of stock, and his shareholder status, and the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
 (44)The Company relied on Section 4(2) of the Securities Act, since Mr. Laughlin was known to management through prior business transactions, a prior issuance of stock to his brother,, and the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(45)The Company relied on Section 4(2) of the Securities Act, since Mr. Laughlin was known to management through prior business transactions, a prior issuance of stock, and his shareholder status, and the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(46)The Company relied on Section 4(2) of the Securities Act, since the Baalmans were known to management through prior business transactions, and the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(47)The Company relied on Section 4(2) of the Securities Act, since Mr. Roderick was known to management through prior business transactions, and the offer and sale of the securities was not related to any other offer and sale of those securities and the future disposition of the securities was restricted by agreement. The Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution.
(48)Such shares were issued in connection with consulting services related to the Company's activities in Russia. The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Messrs. Yermolenko, Bergulev and Labovsky were not "US persons" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.

(49) The Company relied on Section 4(2) of the Securities Act and the exemption provided under Regulation D, Rule 504 of the Securities Act. Generally, the Company and the investor entered into a purchase agreement with respect to the purchase. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. Additionally, future disposition of the securities was restricted pursuant to legends set forth on the stock certificate. The Company filed a Form D, Notice of Sale of Securities pursuant to Regulation D, Section 4(6) and/or Uniform Limited Offering Exemption with the Securities and Exchange Commission with respect to the offering.
(50) The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Brownstein Resources is not a "US Person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.
(51) The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Gresham Sarl is not a "US Person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.
(52) The Company relied on the exemption from registration provided in Regulation S promulgated under the Securities Act. Adel H. Hindi is not a "US Person" as such term is defined in Rule 902 of the Securities Act. Transfer of the shares was also restricted according to the terms of Regulation S.

From March 8 2002 to August 19, 2002, Teton Petroleum Company sold to accredited investors a total of $4,143,643 principal amount of its subordinated convertible debentures ("Debentures"). Such sales were not registered under the Securities Act of 1933, as amended (the "Act"). The Debentures were sold to current shareholders of Teton, officers of Teton, and other persons known to Teton's management through prior business transactions or personal relationships. The Debentures mature three years from the date of issuance. The Debentures bear interest at the rate of 10% per annum payable annually on the anniversary dates of the Debentures. At the election of the holder, interest is payable in cash or shares of Teton's common stock, valued at the conversion price. The Debentures are convertible into shares of common stock of Teton, at any time prior to maturity. The conversion price of the Debentures is 25 cents per share. The conversion price will be adjusted in the event of a stock split or certain other corporate actions described in the Debentures. The Debentures are subject to redemption by Teton at a redemption price equal to 110% of the principal amount, at any time prior to the one-year anniversary of issuance. After the one-year anniversary, Teton may redeem the Debentures without penalty or premium. At Teton's option, the redemption price may be paid in cash or in shares of common stock of Teton, valued at the conversion price. Additionally, purchasers of the Debentures received a stock purchase warrant to purchase four additional shares of common stock of Teton for each $1.00 of principal amount of Debentures purchased. The exercise price of the warrants is 50 cents per share. The warrants expire two years from the date of issuance. Teton did not use any public solicitation or advertisements in connection with the sales of the Debentures. Teton did not use the services of an underwriter in connection with the sale of the Debentures. In connection with sales made to U.S. Persons as such term is defined in Rule 902 of the Act ("US Investors"), Teton relied on exemptions from registration set forth in Section (4)(2) of the Act and Regulation D, Rule 505 of the Act. Teton and each US Investor entered into a purchase agreement with respect to the acquisition of the Debentures. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution. The agreement also disclosed that the securities being acquired had not been registered under the Act. The purchase agreement, Debenture, and warrant provide that future disposition of the securities is restricted except in compliance with the Act and state securities laws. In connection with sales made to non-US Investors, Teton relied on an exemption from registration provided under Regulation S promulgated under the Act. Teton and each non-US Investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representation concerning the investor's intent to acquire the securities for investment only and not with a view toward the distribution. Transfers of the Debentures and warrants held by non-US Investors are also restricted in accordance with Regulation S.

The offering that began in March 2002 was amended in September 2002 to sell shares of common stock in lieu of debentures. From September 13, 2002 to December 31, 2002, Teton Petroleum Company sold to accredited investors a total of 2,365,343 shares of common stock for a total of $6,386,990. The purchase price per share was $2.72 per share. Such amounts include the issuance of a $250,000 debenture in consideration of the purchaser's cancellation of Teton's $250,000 promissory note.

The total amount of securities sold in this offering was $10,530,633. Of that amount $4,143,643 was sold to US persons, as such term is defined in Rule 902 of the Act and $6,386,990 was sold to non-US Investors.

The securities were sold to current shareholders of Teton, officers of Teton, other persons known to our management through prior business transactions or personal relationships, and to certain institutional purchasers. We did not use any public solicitation or advertisements in connection with the sale of the securities. Furthermore, we did not use the services of an underwriter in connection with the sale of the securities. In connection with sales of securities made to US Investors, Teton relied on exemptions from registration set forth in Section 4(2) of the Act and Regulation D, Rule 505 of the Act. Teton and each US Investor entered into a purchase agreement with respect to the acquisition of the securities. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. The agreement also disclosed that the securities being acquired have not been registered under the Act. The purchase agreement, debenture, stock certificate, and warrant provide that future disposition of the securities is restricted except in compliance with the Act and state securities laws. In connection with sales made to non-US Investors, Teton relied on an exemption from registration provided under Regulation S promulgated under the Act. Teton and each non-US Investor entered into a purchase agreement with respect to the purchase of the securities. The agreement included representations concerning the investor's intent to acquire the securities for investment only and not with a view towards distribution. Transfers of the securities held by non-US Investors are also restricted in accordance with Regulation S.

In March 2002, Teton sold a $200,000 principal amount convertible note to a non-U.S. person (the "Fund"). The principal amount of the note, together with interest at 8% per annum, was due two years from the date of issuance. The note was convertible into shares of Teton common stock, at a conversion price per share equal to the lesser of 25 cents per share or 80% of average of the three lowest closing prices for Teton's common stock on the OTC Bulletin Board or other exchange for the 30 trading days prior to conversion. The conversion price was subject to adjustment upon the happening of certain events specified in the note. The Fund was also issued a stock purchase warrant to purchase an additional 100,000 shares of Teton common stock. The Fund was granted certain demand registration rights with respect to the shares of common stock issuable upon conversion of the note and exercise of the warrant. On May 1, 2002, the Fund purchased $500,000 principal amount convertible note, on terms identical to the $200,000 convertible note. The $200,000 convertible note was cancelled and applied to the purchase price for the $500,000 note. The stock purchase warrant for 100,000 shares was also cancelled. In connection with the $500,000 note, Teton issued a stock purchase warrant to purchase an additional 2,000,000 shares of Teton common stock at 50 cents per share. The warrant expires May 1, 2005. On May 15, 2002, Teton redeemed the $500,000 note in cash. The redemption amount of $551,315 included the principal amount, accrued interest, and 10% premium. In connection with such redemption, Teton's obligations under the purchase agreement including the obligation to register the shares issuable upon conversion of the note and exercise of the warrant were terminated. The warrant to purchase 2,000,000 shares was modified to include a cashless exercise provision with respect to 250,000 of the shares and to provide piggy-back registration rights with respect to all shares issuable upon exercise of the warrant. In connection with such transactions Teton paid a total of $50,000 as a commission to the fund manager. In connection with such transactions, Teton relied on an exemption from registration set forth in Regulation S of the Act. Teton and the Fund entered into a purchase agreement with respect to the acquisition of each note. The agreement included representation concerning the Fund's intent to acquire the securities for investment only and not with a view toward the distribution. The agreement also disclosed that the securities being acquired had not been registered under the Act. The purchase agreement, note, and warrant provide that future disposition of the securities is restricted except in compliance with the Act and state securities laws.

During the quarter ended September 30, 2002, we also issued 20,000 shares of our common stock to a former consultant. The shares were issued in connection with the consultant's release of any claims against Teton, its president, and Teton Oil (USA) Limited. Teton issued such shares in reliance on the exemption from registration set forth in Section 4(2) of the Act. Teton also issued stop transfer instructions to its transfer agent with respect to such shares to ensure that any transfer of the shares complies with federal and state securities laws.

On January 14, 2003, we issued the following shares of our common stock to the following parties for services rendered:

1. 20,191 shares of common stock and 18,334 warrants exercisable at $6.00 to Rockwell Capital Ventures in consideration of $55,000 for assisting in the preparation of road shows in europe. 2. 406 shares of common stock to Ivy L. Frederick in consideration of $12,000 for an engagement fee.
3. 380 shares of common stock to John P. O'Shea in consideration of $11,250 for an engagement fee.

4. 76 shares of common stock to Henry S. Kraus in consideration of $2,250 for an engagement fee.
5. 76 shares of common stock to Daniel Luskind in consideration of $2,250 for an engagement fee.
6. 76 shares of common stock to Arthur Niebaur in consideration of $2,250 for an engagement fee.

         The above-referenced offerings were deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Teton Petroleum Company or executive officers of Teton Petroleum Company, and transfer was restricted by Teton Petroleum Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

On January 22, 2003, we issued 44,052 shares of our common stock and 40,000 warrants exercisable at $6.00 to Current Capital Corporation in consideration of $120,000 for investor relationship services in Canada. The above-referenced offerings were deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Teton Petroleum Company or executive officers of Teton Petroleum Company, and transfer was restricted by Teton Petroleum Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

On March 23, 2003, we issued 7,408 shares of our common stock to Karl F. Arleth, our director, in consideration of $20,000 for services rendered. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Teton Petroleum Company or executive officers of Teton Petroleum Company, and transfer was restricted by Teton Petroleum Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

On March 27, 2003, we issued 6,898 shares of our common stock and 6,274 warrants exercisable at $6.00 to Ilia Gurevich in consideration of $18,790 for consulting services rendered. In addition, we issued 11,013 shares of our common stock and 10,000 warrants exercisable at $6.00 to Maxim Partners in consideration of $30,000 in order to be engaged as a placement agent. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Teton Petroleum Company or executive officers of Teton Petroleum Company, and transfer was restricted by Teton Petroleum Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

On March 28, 2003, we issued 73,422 shares of our common stock and 66,667 warrants exercisable at $6.00 to Strategic Partners Ltd. in consideration of $200,000 for investor relations work in Europe. This offering was deemed to be exempt under Regulation D and Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Teton Petroleum Company or executive officers of Teton Petroleum Company, and transfer was restricted by Teton Petroleum Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment.

Item 27.  Exhibits.
      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Teton Petroleum Company, a Nevada corporation.

Exhibits.
--------

Exhibit No.      Description
-----------      -----------

3.1.1               Certificate   of   Incorporation   of   EQ   Resources   Ltd
                    incorporated by reference to Exhibit 2.1.1 of Teton's Form 10-SB, filed July 3, 2001.

3.1.2               Certificate   of   Domestication   of   EQ   Resources   Ltd
                    incorporated by reference to Exhibit 2. 1.2 of Teton's Form 10-SB, filed July 3, 2001.

3.1.3 Articles of Merger of EQ Resources Ltd. and American-Tyumen Exploration Company incorporated by reference to Exhibit
                    2.1.3 of Teton's Form 10-SB, filed July 3, 2001.

3.1.4               Certificate   of  Amendment  of  Teton   Petroleum   Company
                    incorporated by reference to Exhibit 2.1.4 of Teton's Form 10-SB, filed July 3, 2001.

3.1.5               Certificate   of  Amendment  of  Teton   Petroleum   Company
                    incorporated by reference to Exhibit 2.1.5 of Teton's Form 10-SB, filed July 3, 2001.

3.2.1 Bylaws, as amended, of Teton Petroleum Company (filed herewith).

10.1 Employment Agreement, dated May 1, 2002, between Teton Petroleum Company and H. Howard Cooper (filed herewith).

21.1                List of Subsidiaries (filed herewith).

Item 28.  Undertakings.

      The undersigned registrant hereby undertakes to:

     (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

          (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

     (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Denver, State of Colorado, on July 25, 2003.

                                   TETON PETROLEUM COMPANY


                                   By:   /s/ Karl Arleth
                                       -----------------
                                       Karl Arleth, President and CEO


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

           Signature                        Title                    Date


/s/ H. Howard Cooper              Chairman and Founder           July 25, 2003
---------------------------------
H. Howard Cooper


/s/ Karl Arleth                   President and CEO              July 25, 2003
---------------------------------
Karl Arleth


/s/ Thomas F. Conroy              Director                       July 25, 2003
---------------------------------
Thomas F. Conroy


/s/ James J. Woodcock             Director                       July 25, 2003
---------------------------------
James J. Woodcock


/s/ John Mahar                    Chief Financial Officer        July 25,  2003
---------------------------------
John Mahar

   We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

     Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ Sichenzia Ross Friedman Ference LLP
                                    ---------------------------------------
                                    Sichenzia Ross Friedman Ference LLP